                                                                     EXHIBIT 4.2



--------------------------------------------------------------------------------


                                   INDENTURE

                                    BETWEEN

                        AAMES CAPITAL ACCEPTANCE CORP.,

                                   AS ISSUER,

                                      AND

                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,

                                   AS TRUSTEE


                         Dated as of _________ __, 199_



--------------------------------------------------------------------------------




                                  Relating to

                         AAMES CAPITAL ACCEPTANCE CORP.
                       ASSET-BACKED BONDS, SERIES 199_-__

                              TABLE OF CONTENTS

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                                                                                                   ----

                                                              ARTICLE I.
                                                             DEFINITIONS
                                                             -----------

Section 1.01     General Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Accountant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Aggregate Stated Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Assumed Scheduled Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Authorized Officer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Available Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Balloon Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Balloon Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Bond Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Bond Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Bondholder or Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Bond Interest Payment Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Bond Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Bond Principal Payment Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Bond Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Bond Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Bond Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Book Entry Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Book Entry Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Certificate of Incorporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Clearing Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Clearing Agency Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Collection Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Collection Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

                                                                                                   Page
                                                                                                   ----
         Condemnation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Corporate Trust Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Current Bond Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Cut-off Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Cut-off Date Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Debt Service Requirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Defaulted Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Definitive Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Determination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Due Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Eligible Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Full Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Grant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Highest Lawful Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Independent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Individual Bond  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Insurance Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Interest Accrual Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Issuer Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Issuer Request . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Letter Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Liquidation Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Liquidation Principal Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Liquidation Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Loan Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Monthly Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Monthly Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Mortgage File  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Mortgage Loan Conveyance Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Mortgage Loan Provider . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Mortgage Loan Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Mortgage Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13





                                      iii
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
                                                                                                   Page
                                                                                                   ----
         Mortgage Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Mortgage Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Mortgaged Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Mortgagor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Net Monthly P&I  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Net Mortgage Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Net Principal Distribution Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Nonrecoverable Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Officers' Certificate of the Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Opinion of Independent Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Optional Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Original Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Payment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Payment Date Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Permitted Encumbrance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Predecessor Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Prepayment Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Prepayment Premium . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Principal Distribution Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Proceeding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Rating Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Realized Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Reimbursement Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Remittance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Remittance Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         REO Disposition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         REO Disposition Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         REO Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Required Subordination Level . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Responsible Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Scheduled Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19





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
         Servicer Reporting Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Servicing Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Servicing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Stated Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Stated Maturity Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Stated Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Subordination Level  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Trigger Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Trust Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Trust Indenture Act or TIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Trustee's Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Vice President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                                             ARTICLE II.
                                                              THE BONDS
                                                              ---------

Section 2.01     Forms Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 2.02     Forms of Certificate of Authentication . . . . . . . . . . . . . . . . . . . . . .  22
Section 2.03     General Provisions With Respect to Principal and Interest Payments . . . . . . . .  22
Section 2.04     Denominations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 2.05     Execution, Authentication, Delivery and Dating . . . . . . . . . . . . . . . . . .  23
Section 2.06     Registration, Registration of Transfer and Exchange  . . . . . . . . . . . . . . .  24
Section 2.07     Mutilated, Destroyed, Lost or Stolen Bonds . . . . . . . . . . . . . . . . . . . .  25
Section 2.08     Payments of Principal and Interest . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 2.09     Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 2.10     Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 2.11     Authentication and Delivery of Bonds . . . . . . . . . . . . . . . . . . . . . . .  29
Section 2.12     Book Entry Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Section 2.13     Termination of Book Entry System . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                                             ARTICLE III.
                                                              COVENANTS
                                                              ---------

Section 3.01     Payment of Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 3.02     Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 3.03     Money for Bond Payments to Be Held in Trust  . . . . . . . . . . . . . . . . . . .  32
Section 3.04     Existence of Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 3.05     Protection of Trust Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 3.06     Opinions as to Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

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
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
Section 3.07     Performance of Obligations; Servicing Agreement  . . . . . . . . . . . . . . . . .  36
Section 3.08     Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 3.09     Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 3.10     Annual Statement as to Compliance  . . . . . . . . . . . . . . . . . . . . . . . .  39
Section 3.11     Recording of Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                                             ARTICLE IV.
                                                      SATISFACTION AND DISCHARGE
                                                      --------------------------

Section 4.01     Satisfaction and Discharge of Indenture  . . . . . . . . . . . . . . . . . . . . .  40
Section 4.02     Application of Trust Money . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                                                              ARTICLE V.
                                                        DEFAULTS AND REMEDIES
                                                        ---------------------

Section 5.01     Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 5.02     Acceleration of Maturity; Rescission and Annulment . . . . . . . . . . . . . . . .  43
Section 5.03     Collection of Indebtedness and Suits for Enforcement by Trustee  . . . . . . . . .  43
Section 5.04     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 5.05     Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 5.06     Trustee May Enforce Claims Without Possession of Bonds . . . . . . . . . . . . . .  45
Section 5.07     Application of Money Collected . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 5.08     Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 5.09     Unconditional Rights of Bondholders to Receive Principal and Interest  . . . . . .  47
Section 5.10     Restoration of Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 5.11     Rights and Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 5.12     Delay or Omission Not Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 5.13     Control by Bondholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Section 5.14     Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Section 5.15     Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Section 5.16     Waiver of Stay or Extension Laws . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 5.17     Sale of Trust Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 5.18     Action on Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 5.19     No Recourse to Other Trust Estates or Other Assets of the Issuer . . . . . . . . .  51
Section 5.20     Application of the Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . .  51

                                                             ARTICLE VI.
                                                             THE TRUSTEE
                                                             -----------

Section 6.01     Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 6.02     Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                                                                                                   Page
                                                                                                   ----
Section 6.03     Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 6.04     Not Responsible for Recitals or Issuance of Bonds  . . . . . . . . . . . . . . . .  54
Section 6.05     May Hold Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 6.06     Money Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 6.07     Compensation and Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 6.08     Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 6.09     Trustee's Capital and Surplus  . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 6.10     Resignation and Removal; Appointment of Successor  . . . . . . . . . . . . . . . .  56
Section 6.11     Acceptance of Appointment by Successor . . . . . . . . . . . . . . . . . . . . . .  58
Section 6.12     Merger, Conversion, Consolidation or Succession to Business of Trustee . . . . . .  58
Section 6.13     Preferential Collection of Claims Against Issuer . . . . . . . . . . . . . . . . .  59
Section 6.14     Co-Trustees and Separate Trustees  . . . . . . . . . . . . . . . . . . . . . . . .  59
Section 6.15     Authenticating Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Section 6.16     Review of Mortgage Files . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

                                                             ARTICLE VII.
                                                    BONDHOLDERS' LISTS AND REPORTS
                                                    ------------------------------

Section 7.01     Issuer to Furnish Trustee Names and Addresses of Bondholders . . . . . . . . . . .  62
Section 7.02     Preservation of Information; Communications to Bondholders . . . . . . . . . . . .  62
Section 7.03     Reports by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Section 7.04     Reports by Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

                                                            ARTICLE VIII.
                                      ACCOUNTS, PAYMENTS OF INTEREST AND PRINCIPAL, AND RELEASES
                                      ----------------------------------------------------------

Section 8.01     Collection of Moneys . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
Section 8.02     Bond Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Section 8.03     General Provisions Regarding the Bond Account and Mortgage Loans . . . . . . . . .  66
Section 8.04     Releases of Defective Mortgage Loans Withdrawn by Servicer . . . . . . . . . . . .  67
Section 8.05     Reports by Trustee to Bondholders; Access to Certain Information . . . . . . . . .  68
Section 8.06     Trust Estate Mortgage Files  . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Section 8.07     Amendment to Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  69
Section 8.08     Delivery of the Mortgage Files Pursuant to Servicing Agreement . . . . . . . . . .  69
Section 8.09     Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Section 8.10     Servicer as Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
Section 8.11     Termination of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
Section 8.12     Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
Section 8.13     Appointment of Custodians  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

                                                                                                   Page
                                                                                                   ----
                                                             ARTICLE IX.
                                                       SUPPLEMENTAL INDENTURES
                                                       -----------------------

Section 9.01     Supplemental Indentures Without Consent of Bondholders . . . . . . . . . . . . . .  71
Section 9.02     Supplemental Indentures With Consent of Bondholders  . . . . . . . . . . . . . . .  72
Section 9.03     Execution of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . .  73
Section 9.04     Effect of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . .  74
Section 9.05     Conformity With Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . .  74
Section 9.06     Reference in Bonds to Supplemental Indentures  . . . . . . . . . . . . . . . . . .  74
Section 9.07     Amendments to Governing Documents  . . . . . . . . . . . . . . . . . . . . . . . .  74

                                                              ARTICLE X.
                                                         REDEMPTION OF BONDS
                                                         -------------------

Section 10.01    Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Section 10.02    Form of Redemption Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Section 10.03    Bonds Payable on Optional Redemption . . . . . . . . . . . . . . . . . . . . . . .  76

                                                             ARTICLE XI.
                                                            MISCELLANEOUS
                                                            -------------

Section 11.01    Compliance Certificates and Opinions . . . . . . . . . . . . . . . . . . . . . . .  76
Section 11.02    Form of Documents Delivered to Trustee . . . . . . . . . . . . . . . . . . . . . .  77
Section 11.03    Acts of Bondholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
Section 11.04    Notices, etc. to Trustee and Issuer  . . . . . . . . . . . . . . . . . . . . . . .  79
Section 11.05    Notices and Reports to Bondholders; Waiver of Notices  . . . . . . . . . . . . . .  79
Section 11.06    Rules by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Section 11.07    Conflict With Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . .  80
Section 11.08    Effect of Headings and Table of Contents . . . . . . . . . . . . . . . . . . . . .  80
Section 11.09    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Section 11.10    Separability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Section 11.11    Benefits of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Section 11.12    Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Section 11.13    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
Section 11.14    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
Section 11.15    Recording of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
Section 11.16    Issuer Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
Section 11.17    Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
Section 11.18    Usury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

                             SCHEDULES AND EXHIBITS

Schedule A      Mortgage Loan Schedule
Exhibit A       Form of Bond
Exhibit B       Mortgage Loan Conveyance Agreement
Exhibit C       Letter of Representations to The Depository Trust Company
Exhibit D       Trustee's Final Certification

                             CROSS-REFERENCE TABLE

         Cross-reference sheet showing the location in the Indenture of the provisions inserted pursuant to Sections 310 through 318(a) inclusive of the Trust Indenture Act of 1939.*

              Trust Indenture Act of 1939                           Indenture Section
              ---------------------------                           -----------------
 Section 310

         (a) (1) . . . . . . . . . . . . . . . . . .                      6.08

         (a) (2) . . . . . . . . . . . . . . . . . .                      6.09

         (a) (3) . . . . . . . . . . . . . . . . . .                      6.14

         (a) (4) . . . . . . . . . . . . . . . . . .                Not Applicable

         (b). . . . . . . . . . . . . . . . . . . . .                      6.08

           . . . . . . . . . . . . . . . . . . . . .                      6.10(d)(2)

         (c) . . . . . . . . . . . . . . . . . . . .                Not Applicable

 Section 311

         (a) . . . . . . . . . . . . . . . . . . . .                      6.13

         (b) . . . . . . . . . . . . . . . . . . . .                      6.13

         (c) . . . . . . . . . . . . . . . . . . . .                Not Applicable

 Section 312

         (a) . . . . . . . . . . . . . . . . . . . .                      7.01(a)

           . . . . . . . . . . . . . . . . . . . . .                      7.02(a)

         (b) . . . . . . . . . . . . . . . . . . . .                      7.02(b)

         (c) . . . . . . . . . . . . . . . . . . . .                      7.02(c)

 Section 313

         (a) . . . . . . . . . . . . . . . . . . . .                      7.03(a)

         (b) . . . . . . . . . . . . . . . . . . . .                      7.03(a)

         (c) . . . . . . . . . . . . . . . . . . . .                     11.05

         (d) . . . . . . . . . . . . . . . . . . . .                      7.03(b)





----------------------------------
*This Cross-Reference Table is not part of the Indenture.

              Trust Indenture Act of 1939                           Indenture Section
              ---------------------------                           -----------------
 Section 314

         (a) . . . . . . . . . . . . . . . . . . . .                      7.04

         (b)(1)  . . . . . . . . . . . . . . . . . .                      2.11(c)(viii)

         (b)(2)  . . . . . . . . . . . . . . . . . .                      3.06

         (c)(1)  . . . . . . . . . . . . . . . . . .                      2.11(d)

           . . . . . . . . . . . . . . . . . . . . .                      4.01

           . . . . . . . . . . . . . . . . . . . . .                      8.02(d)

           . . . . . . . . . . . . . . . . . . . . .                     11.01

         (c)(2)  . . . . . . . . . . . . . . . . . .                      2.11(c)(ii)

           . . . . . . . . . . . . . . . . . . . . .                      4.01

           . . . . . . . . . . . . . . . . . . . . .                      8.02(d)

           . . . . . . . . . . . . . . . . . . . . .                     11.01

         (c)(3)  . . . . . . . . . . . . . . . . . .

           . . . . . . . . . . . . . . . . . . . . .                      2.11(e)

           . . . . . . . . . . . . . . . . . . . . .                      8.02(d)

         (d)(1)  . . . . . . . . . . . . . . . . . .                     11.01(b)

         (d)(2)  . . . . . . . . . . . . . . . . . .                     11.01(c)

         (d)(3)                                                          11.01(d)

         (e) . . . . . . . . . . . . . . . . . . . .                     11.01

           . . . . . . . . . . . . . . . . . . . . .

           . . . . . . . . . . . . . . . . . . . . .

 Section 315

         (a) . . . . . . . . . . . . . . . . . . . .                      6.01(b)

           . . . . . . . . . . . . . . . . . . . . .                      6.01(c)(1)

         (b) . . . . . . . . . . . . . . . . . . . .                      6.02





-----------------------------------
*This Cross-Reference Table is not part of the Indenture.

              Trust Indenture Act of 1939                           Indenture Section
              ---------------------------                           -----------------
           . . . . . . . . . . . . . . . . . . . . .                   11.05

         (c) . . . . . . . . . . . . . . . . . . . .                    6.01(a)

         (d)(1)  . . . . . . . . . . . . . . . . . .                    6.01(b)

           . . . . . . . . . . . . . . . . . . . . .                    6.01(c)

         (d)(2)  . . . . . . . . . . . . . . . . . .                    6.01(c)(2)

         (d)(3)  . . . . . . . . . . . . . . . . . .                    6.01(c)(3)

         (e) . . . . . . . . . . . . . . . . . . . .                    5.15

 Section 316

         (a) . . . . . . . . . . . . . . . . . . . .                    5.20(a)

         (b) . . . . . . . . . . . . . . . . . . . .                    5.09

         (c) . . . . . . . . . . . . . . . . . . . .                    5.20(b)

           . . . . . . . . . . . . . . . . . . . . .                    1.01

 Section 317

         (a)(1)  . . . . . . . . . . . . . . . . . .                    5.03

         (a)(2)  . . . . . . . . . . . . . . . . . .                    5.05

         (b) . . . . . . . . . . . . . . . . . . . .                    3.03

 Section 318

         (a) . . . . . . . . . . . . . . . . . . . .                   11.07

         THIS INDENTURE, dated as of ________ __, 199__ (as amended or supplemented from time to time as permitted hereby, this "Indenture"), is between AAMES CAPITAL ACCEPTANCE CORP., a Delaware corporation (together with its permitted successors and assigns, the "Issuer") and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, as trustee (together with its permitted successors in the trusts hereunder, the "Trustee").

                             Preliminary Statement

         The Issuer has duly authorized the execution and delivery of this Indenture to provide for its Asset-Backed Bonds, Series 199__-__ (the "Bonds"), issuable as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Holders of the Bonds. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         All things necessary to make this Indenture a valid agreement of the Issuer in accordance with its terms have been done.

                                Granting Clause

         The Issuer hereby Grants to the Trustee, for the exclusive benefit of the Holders of the Bonds, all of the Issuer's right, title and interest in and to (a) the Mortgage Loans listed in Schedule A to this Indenture, including the related Mortgage Files, that the Issuer has caused to be delivered to the Trustee herewith and all payments of Net Monthly P&I due thereon after the Cut-off Date whenever received, whether before or after the date hereof, all Prepayments thereof received after the Cut-off Date, and all other proceeds received in respect of such Mortgage Loans (other than payments of Monthly Payments due on or prior to the Cut-off Date), (b) the Servicing Agreement, (c) each Mortgage Loan Conveyance Agreement, (d) the Insurance Policies, (e) all cash, instruments or other property held or required to be deposited in the Collection Account or the Bond Account, including all investments made with funds in the Collection Account or the Bond Account (but not including any income on funds deposited in, or investments made with funds deposited in, the Collection Account which income shall belong to and be for the account of the Servicer, and not including any income on funds deposited in, or investments made with funds deposited in, the Bond Account which income shall belong to and be for the account of the Trustee), and (g) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including, without limitation, all insurance proceeds and condemnation awards. Such Grants are made, however, in trust, to secure the Bonds equally and ratably without prejudice, priority or distinction between any Bond and any other Bond by reason of difference in time of issuance or otherwise, and to secure (i) the payment of all amounts due on the Bonds in accordance with their terms, (ii) the payment of all other sums payable under this Indenture and
(iii) compliance with the provisions of this

Indenture, all as provided in this Indenture. All terms used in the foregoing granting clauses that are defined in Section 1.01 are used with the meanings given in said Section.

         The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions of this Indenture and agrees to perform the duties herein required to the end that the interests of the Holders of the Bonds may be adequately and effectively protected.

                                   ARTICLE I.
                                  DEFINITIONS

         Section 1.01      General Definitions.

         Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine genders of such terms. Whenever reference is made herein to an Event of Default or a Default known to the Trustee or of which the Trustee has notice or knowledge, such reference shall be construed to refer only to an Event of Default or Default of which the Trustee is deemed to have notice or knowledge pursuant to Section 6.01(d). All other terms used herein that are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein.

         "Accountant": A Person engaged in the practice of accounting who (except when this Indenture provides that an Accountant must be Independent) may be employed by or affiliated with the Issuer or an Affiliate of the Issuer.

         "Act":  With respect to any Bondholder, as defined in Section 11.03.

         "Advance":  Any Monthly Advance or Servicing Advance.

         "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent": Any Bond Registrar, Paying Agent, Authenticating Agent or Custodian.

         "Aggregate Stated Balance": With respect to any Determination Date, an amount equal to the aggregate of the Stated Principal Balances of the Mortgage Loans included in the Mortgage Pool as of the end of the immediately preceding Collection Period.

         "Assignments": Collectively (i) the original instrument of assignment of a Mortgage, the Mortgage Note secured thereby and all other documents securing such Mortgage Note, including any interim assignments from the originator or any other holder of any Mortgage Loan to the Issuer, (ii) the original instrument of assignment of each agreement creating any leases, rents, income or profits derived from the ownership, operation or disposition of all or a portion of the related Mortgaged Property (if such item is separate from the Mortgage) and (iii) the original instrument of assignment of such Mortgage, Mortgage Note and other documents (described in clauses (i) and (ii)) made by the Issuer to the Trustee (that in each case may, to the extent permitted by the laws of the state in which the related Mortgaged Property is located, be a blanket instrument of assignment covering other Mortgages and Mortgage Notes as well and that may also be an instrument of assignment running directly from the mortgagee of record under the related Mortgage to the Trustee).

         ["Assumed Scheduled Payment": With respect to any Mortgage Loan that has a Balloon Payment and that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its Stated Maturity Date, an amount deemed to be due for such Mortgage Loan on its Stated Maturity Date and on each successive related Due Date that it remains or is deemed to remain outstanding equal to the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such Mortgage Loan's amortization schedule, if any, in effect prior to its Stated Maturity Date. With respect to any delinquent Balloon Loan that provides for Monthly Payments of interest only prior to its Stated Maturity Date, the Assumed Scheduled Payment for such Balloon Loan will equal zero.]

         "Authenticating Agent": The Person, if any, appointed as Authenticating Agent by the Trustee at the request of the Issuer pursuant to
Section 6.15, until any successor Authenticating Agent for the Bonds is named, and thereafter "Authenticating Agent" shall mean such successor. The initial Authenticating Agent shall be the Trustee.

         "Authorized Officer": Chairman, President, or any Vice President of the Issuer.

         "Available Funds": With respect to each Payment Date, an amount equal to the sum of the following amounts:

                 (i) scheduled payments of principal and interest due on the Mortgage Loans during the related Collection Period and collected prior to or during the related Collection Period;

                 (ii) all Monthly Advances made with respect to such Payment Date;

                 (iii) with respect to each Mortgage Loan, all partial and full Prepayments received on that Mortgage Loan during the related Prepayment Period;

                 (iv) all other proceeds received on or in respect of the Mortgage Loans during the related Prepayment Period; and

                 (v) any other amounts required under the Indenture to be deposited into the Bond Account during the related Collection Period or with respect to such Payment Date (including, without limitation, deposits pursuant to Section 8.04 in connection with breaches of representations and warranties by the Mortgage Loan Provider and deposits pursuant to Section 4.01, Section 8.01, Section 8.04(c) and
         Section 10.01);

         but net of the following amounts:

                          (a) the Servicing Fee and the Trustee's Fee paid during or with respect to the related Collection Period;

                          (b) amounts applied to reimburse Monthly Advances for prior Payment Dates or other previously unreimbursed Servicing Advances (and interest thereon at the related Reimbursement Rate), and all other amounts permitted to be withdrawn from the Collection Account in accordance with the terms of the Servicing Agreement; and

                          (c) any late payment fees, escrow payments and Prepayment Premiums paid by Mortgagors.

         "Balloon Loan": A Mortgage Loan whose amortization schedule includes a Balloon Payment.

         "Balloon Payment": With respect to any Mortgage Loan that is not fully amortizing over its term to maturity, a lump-sum payment, equal to the unpaid principal balance due on the Stated Maturity Date thereof.

         "Best Efforts": Efforts determined to be in good faith and reasonably diligent by the Person performing such efforts, specifically the Issuer or the Servicer, as the case may be, in its reasonable discretion. Such efforts do not require the Issuer or the Servicer, as the case may be, to enter into any litigation, arbitration or other legal or quasi-legal proceeding, nor do they require the Issuer or the Servicer, as the case may be, to advance or expend fees or sums of money in addition to those specifically set forth in this Indenture and the Servicing Agreement.

         "Bond Account": The trust account or accounts created and maintained pursuant to Section 8.02.

         "Bond Balance": With respect to all of the Bonds the aggregate of the Current Bond Balances of all Bonds Outstanding at the time of determination.

         "Bondholder" or "Holder": The Person in whose name a Bond is registered in the Bond Register.

         "Bond Interest Payment Amount": With respect to each Payment Date, one month's interest at the Bond Interest Rate on the Bond Balance on the related Determination Date as provided in Section 2.03.

         "Bond Interest Rate": With respect to the Bonds, the annual rate at which interest accrues on the Bonds as specified in the Bonds and in Section 2.03.

         "Bond Principal Payment Amount":

                          [(i)    with respect to each Payment Date for which a
                 Trigger Event does not exist and with respect to each Payment Date on which the Subordination Level will be (after taking into account the principal payments that are to be made on the Bonds on such Payment Date, if made in an amount determined pursuant to this clause (i)) equal to or greater than the Required Subordination Level for such Payment Date, the lesser of (a) __% of the Net Principal Distribution Amount for such Payment Date plus the Liquidation Principal Amount for such Payment Date; and (b) the Bond Balance immediately prior to such Payment Date; and

                          (ii) with respect to any other Payment Date, the lesser of (a) 100% of the Principal Distribution Amount for such Payment Date and (b) the Bond Balance immediately prior to such Payment Date.]

         "Bond Owner": With respect to a Book Entry Bond, the Person who is the beneficial owner of such Bond as reflected on the books of the Clearing Agency for the Bonds or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

         "Bond Register":  As defined in Section 2.06.

         "Bond Registrar":  As defined in Section 2.06.

         "Bonds": Any bonds authorized by, and authenticated and delivered under, this Indenture.

         "Book Entry Bonds": Bonds that are issued in book entry form and held in the form of one or more certificates issued in the name of a Clearing Agency registered with the Commission.

         "Book Entry Termination": The time at which the book entry registration of the Book Entry Bonds shall terminate, as specified in Section 2.13.

         "Borrower":  The original Mortgagor under a Mortgage Loan.

         "Business Day": Any day other than (i) a Saturday or Sunday or (ii) a day that is either a legal holiday or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law, regulation or executive order to be closed.

         "Certificate of Incorporation": The Issuer's Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 4, 1997.

         "Clearing Agency": An organization registered as a "clearing agency" pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, and the regulations of the Commission thereunder and shall initially be The Depository Trust Company of New York, the nominee for which is Cede & Co.

         "Clearing Agency Participants": The entities for whom the Clearing Agency will maintain book entry records of ownership and transfer of Book Entry Bonds, which may include securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

         "Closing Date": ___________ __, 199__, the date of initial issuance of the Bonds.

         "Code": The Internal Revenue Code of 1986, as amended, and as may be further amended from time to time, as successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder to the extent that, by reason of their proposed effective date, such proposed regulations would apply.

         "Collection Account":  As defined in Article I of the Servicing
Agreement.

         "Collection Period": With respect to a Payment Date, the period commencing on the _____ day of the month preceding the month in which such Payment Date occurs (except that, in the case of the first Payment Date, the related Collection Period will commence on the day following the Cut-off Date) and ending on the _____ day of the month in which such Payment Date occurs.

         "Commission": The Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time under the Trust Indenture Act or similar legislation replacing the Trust Indenture Act.

         "Condemnation Proceeds": All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

         "Corporate Trust Office": The principal corporate trust office of the Trustee located at 3 Park Plaza, 16th Floor, Irvine, California 92714, or at such other address as the Trustee may designate from time to time by notice to the Bondholders and the Issuer, or the principal corporate trust office of any successor Trustee.

         "Current Bond Balance": With respect to any Bond as of any date of determination, the original principal amount of such Bond, reduced by all prior payments, if any, made with respect to principal of such Bond.

         "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.13 as a document custodian for the Mortgage Files, which Person shall not be the Issuer or an Affiliate of the Issuer.

         "Cut-off Date":  _____________ __, 199_.

         "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after the application of all principal payments due on or before such date, whether or not received.

         "Debt Service Requirement": With respect to a particular Payment Date, the sum of:

                 (a)      the Bond Interest Payment Amount for such Payment
         Date; and

                 (b)      the Bond Principal Payment Amount for such Payment
         Date.

         "Default": Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "Defaulted Mortgage Loan":  The meaning specified in Section 8.04(c).

         "Definitive Bonds":  Bonds other than Book Entry Bonds.

         "Determination Date": With respect to any Payment Date, the first Business Day following the end of the related Collection Period.

         "Due Date": With respect to any Mortgage Loan, the date each month on which the Monthly Payment is due.

         "Eligible Investments": Any one or more of the following obligations, instruments and securities:

                 (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                 (ii) general obligations of, or obligations guaranteed by, any state of the United States or the District of Columbia receiving one of the two highest ratings of the Rating Agency;

                 (iii) commercial paper that is then rated in the highest commercial paper rating category of the Rating Agency;

                 (iv) certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities; provided that the commercial paper and/or long-term debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term debt obligations of such holding company) are then rated in the highest rating category of the Rating Agency, in the case of commercial paper, or in the two highest categories in the case of long-term debt obligations;

                 (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the FDIC;

                 (vi) repurchase obligations with respect to any security described in (i) and (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above; or

                 (vii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof that, at the time of such investment or contractual commitment providing for such investments, are then rated in one of the two highest categories of the Rating Agency.

         "Event of Default":  The meaning specified in Section 5.01.

         "Full Prepayment": With respect to any Mortgage Loan, when any one of the following occurs: (i) payment is made by the Mortgagor to the Trustee or the Servicer of 100% of the outstanding principal balance of such Mortgage Loan, together with all accrued and unpaid interest thereon at the Net Mortgage Rate, (ii) payment is made to the Trustee of the cash purchase price of such Mortgage Loan in connection with the purchase of such Mortgage Loan by the Mortgage Loan Provider, (iii) payment is made to the Servicer or the Trustee of all Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and REO Disposition Proceeds, and other payments, if any, that have been determined by the Servicer in accordance with the provisions of the Servicing Agreement to be finally recoverable, in the Servicer's reasonable judgment, in respect of such Mortgage Loan, or (iv) payment by the Issuer to the Trustee pursuant to Section 8.04(c) of the amount specified therein with respect to a Defaulted Mortgage Loan.

         "Grant": To grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in, deposit, set-over and confirm. A Grant of a Mortgage Loan and related Mortgage Files, an Eligible Investment, the Servicing Agreement, a Mortgage Loan Conveyance Agreement, an Insurance Policy or any other instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipts for principal and interest payments thereunder, insurance proceeds, Condemnation Proceeds, purchase prices and all other moneys payable thereunder and all proceeds thereof, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Highest Lawful Rate":  The meaning specified in Section 11.18.

         "Indenture" or "this Indenture": This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended. All references in this instrument to designated "Articles", "Sections", "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

         "Independent": When used with respect to any specified Person means such a Person who (i) is in fact independent of the Issuer and any other obligor upon the Bonds, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer or in any such other obligor or in an Affiliate of the Issuer or such other obligor, and (iii) is not connected with the Issuer or any such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by an Issuer Order and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

         "Individual Bond": A Bond of an original principal amount of $1,000; a Bond of an original principal amount in excess of $1,000 shall be deemed to be a number of Individual Bonds equal to the quotient obtained by dividing such original principal amount by $1,000.

         "Insurance Policies": All insurance policies insuring any Mortgage Loan or Mortgaged Property, to the extent the Issuer or the Trustee has any interest therein.

         "Insurance Proceeds":  As defined in Article I of the Servicing
Agreement.

         "Interest Accrual Period": With respect to a Payment Date, the one month period ending on the last day of the month preceding each Payment Date.

         "Issuer": Aames Capital Acceptance Corp., a Delaware corporation, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.

         "Issuer Order" and "Issuer Request": A written order or request of the Issuer signed by the Chairman, President, any Vice President, Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee.

         "Letter Agreement": The Letter of Representations to The Depository Trust Company from the Trustee and the Issuer dated ________ __, 199__, attached hereto as Exhibit C.

         "Liquidation Date": With respect to any Mortgage Loan, the date of the final receipt of all Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds or other payments with respect to such Mortgage Loan.

         "Liquidation Principal Amount": With respect to any Payment Date, the aggregate of all Liquidation Proceeds, Insurance Proceeds, REO Disposition Proceeds, Condemnation Proceeds and proceeds of Mortgage Loan repurchases that were received on or in respect of Mortgage Loans during the related Prepayment Period and that were identified and applied as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or of the principal portion of any Assumed Scheduled Payment deemed due in respect of the related Mortgage Loan on a Due Date during or prior to the related Prepayment Period and not previously recovered.

         "Liquidation Proceeds": Cash (other than REO Disposition Proceeds, Condemnation Proceeds and Insurance Proceeds) received in connection with the liquidation of a Defaulted Mortgage Loan, whether through the sale or assignment of the Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

         "Loan Number": With respect to any Mortgage Loan, the number assigned to such Mortgage Loan by the Servicer, which number is set forth in the Mortgage Loan Schedule.

         "Maturity": With respect to any Bond, the date on which the entire unpaid principal amount of such Bond becomes due and payable as therein or herein provided, whether at the Stated Maturity of the final installment of such principal or by declaration of acceleration, call for redemption or otherwise.

         "Monthly Advance":  As defined in Article I of the Servicing
Agreement.

         "Monthly Payment": The scheduled monthly payment of principal and interest on a Mortgage Loan (including any Balloon Payment) that is payable by a Mortgagor from time to time under the related Mortgage Note.

         "Mortgage": The original mortgage, deed of trust or other security instrument that creates a first lien in the Mortgaged Property securing a Mortgage Loan.

         "Mortgage File": With respect to each Mortgage Loan, (i) the original Mortgage Note, endorsed, in the form "Pay to the order of Bankers Trust Company of California, N.A., as Trustee for the benefit of Aames Capital Acceptance Corp. Asset-Backed Bonds, Series 199__-__, without recourse"; (ii) the original of the Mortgage, together with an original or of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon; (iii) the original of any related assignment of leases (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon; (iv) an original recorded assignment of the Mortgage in the form "Pay to the order of Bankers Trust Company of California, N.A., as Trustee for the benefit of Aames Capital Acceptance Corp. Asset-Backed Bonds, Series 199__-__"; (v) an original recorded assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in the form "Pay to the order of Bankers Trust Company of California, N.A., as Trustee for the benefit of Aames Capital Acceptance Corp. Asset-Backed Bonds, Series 199__-__"; (vi) originals or copies of all written modification agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified;
(vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy or an attorneys' title opinion, if customary in the related jurisdiction where the Mortgaged Property is located; and (viii) any file copies of any UCC financing statements in the possession of the Mortgage Loan Provider; if the original of any document described in clause (ii), (iii),
(iv), (v) or (vi) has been retained by the recording office in which such document was recorded, then a copy thereof duly certified as true and correct by a duly authorized representative of such recording office shall be included as part of the Mortgage File for the related Mortgage Loan.

         "Mortgage Loan": A mortgage loan Granted to the Trustee under this Indenture as security for the Bonds. The term "outstanding Mortgage Loans" as of any date means the

Mortgage Loans other than those that have been the subject of Full Prepayments as of or prior to such date. Notwithstanding that any Mortgaged Property may be acquired by the Servicer, on behalf of the Trust Estate through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining the Available Funds, the Principal Distribution Amount and the amount of Servicing Fees and Trustee's Fees payable with respect to such Mortgage Loan, as having remained outstanding until the related REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (exclusive of related operating costs) will be applied by the Servicer as principal, interest and other amounts due on such Mortgage Loan, and the Servicer will make Monthly Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

         "Mortgage Loan Conveyance Agreement": That certain Mortgage Loan Conveyance Agreement, dated as of __________ __, 199__, between Aames Capital Corporation and Aames Capital Acceptance Corporation, relating to the sale of the Mortgage Loans, a copy of which agreement is attached hereto as Exhibit B.

         "Mortgage Loan Provider":  Aames Capital Corporation.

         "Mortgage Loan Schedule": Schedule A hereto identifying the Mortgage Loans being Granted to the Trustee on the Closing Date.

         "Mortgage Note": The original note, bond or other evidence of indebtedness executed by a Borrower that evidences the indebtedness of such Borrower under a Mortgage Loan.

         "Mortgage Pool": As of any date all of the outstanding Mortgage Loans on such date.

         "Mortgage Rate": With respect to each Mortgage Loan, the adjustable rate per annum set forth in the related Mortgage Note from time to time at which interest accrues on such Mortgage Loan as of the most recent interest rate adjustment pursuant to the related Mortgage Note, in each case after giving effect to any modification of a Mortgage Loan for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Servicer in accordance with the Servicing Agreement.

         "Mortgaged Property": The real property and improvements thereon securing a Mortgage Note.

         "Mortgagor": Each Person who is indebted under a Mortgage Note or who has acquired real property subject to the Mortgage securing a Mortgage Note.

         "Net Monthly P&I": With respect to any Mortgage Loan for any Due Date, the Monthly Payment for such Due Date net of the Servicing Fee.

         "Net Mortgage Rate": The Mortgage Rate of a Mortgage Loan net of the Servicing Fee (expressed in a comparable manner) on such Mortgage Loan.

         "Net Principal Distribution Amount": With respect to any Payment Date, the excess of the Principal Distribution Amount for such Payment Date over the Liquidation Principal Amount for such Payment Date.

         "Nonrecoverable Advance": As defined in Article I of the Servicing Agreement.

         "Officers' Certificate": A certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Issuer or of such other Person as is delivering such certificate, and delivered to the Trustee. Unless otherwise specified, any reference in this Indenture to an Officers' Certificate shall be to an Officers' Certificate as defined in the previous sentence.

         "Officers' Certificate of the Servicer": A certificate signed by two authorized officers of the Servicer.

         "Opinion of Counsel": A written opinion of counsel who may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer and who shall be reasonably satisfactory to the Trustee.

         "Opinion of Independent Counsel": An Opinion of Counsel rendered by counsel that is Independent.

         "Optional Redemption Date": With respect to the Bonds that are subject to optional redemption, any Payment Date on or after the Payment Date on which the Bond Balance is less than __% of the initial Bond Balance.

         "Original Mortgage Loans": The Mortgage Loans listed on the Mortgage Loan Schedule and Granted to the Trustee on the Closing Date.

         "Outstanding": As of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture except:

                 (i) Definitive Bonds theretofore canceled by the Bond Registrar or delivered to the Bond Registrar for cancellation;

                 (ii) Bonds or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust for the Holders of such Bonds; provided, however, that if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Trustee, has been made;

                 (iii) Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Bonds are held by a bona fide purchaser (as defined by the Uniform Commercial Code of the applicable jurisdiction); and

                 (iv) Bonds alleged to have been destroyed, lost or stolen that have been paid as provided for in Section 2.07;

provided, however, that in determining whether the Holders of the requisite percentage of the Bond Balance of the Outstanding Bonds have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned by the Issuer, any other obligor upon the Bonds or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds that the Trustee knows to be so owned shall be so disregarded. Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer, any other obligor upon the Bonds or any Affiliate of the Issuer or such other obligor.

         "Paying Agent": The Trustee or any other depository institution or trust company that is authorized by the Issuer pursuant to Section 3.03 to pay the principal of, or interest on, any Bonds on behalf of the Issuer.

         "Payment Date": The __ day of each month (or if any such day is not a Business Day, the next succeeding Business Day) beginning _____________ __, 199__.

         "Payment Date Statement":  The meaning specified in Section 2.08(d).

         "Permitted Encumbrance": Any lien, charge, security interest, mortgage or other encumbrance (other than the lien of this Indenture) Granted by the Issuer in any portion of the Trust Estate, provided that:

                 (i) such lien, charge, security interest, mortgage or encumbrance extends only to a portion of the Trust Estate that is limited to cash deliverable or payable to the Issuer pursuant to
         Section 8.01 or Section 8.02(d);

                 (ii) such lien, charge, security interest, mortgage or other encumbrance secures indebtedness that the Issuer is permitted to incur under the terms of this Indenture; and

                 (iii) the beneficiary of such lien, charge, security interest, mortgage or other encumbrance has agreed that in connection with the enforcement thereof it will not bring any Proceeding seeking, or that would result in, the sale of any portion of the Trust Estate and will not file any petition for the commencement of insolvency proceedings with respect to the Issuer under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or for the appointment of any receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any of its property or seeking an order for the winding up or liquidation of the affairs of the Issuer until not less than 91 days after payment in full of all Outstanding Bonds.

         "Person": Any individual, corporation, partnership, joint venture, association, joint- stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Bonds": With respect to any particular Bond, every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purpose of this definition, any Bond authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

         "Prepayment": Any payment or other recovery of principal on a Mortgage Loan that is received in advance of its scheduled Due Date, including any Prepayment Premium thereon, and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month in which it is received.

         "Prepayment Period": With respect to a Payment Date, the calendar month preceding the month in which such Payment Date occurs, except that, in the case of the first Payment Date, the related Prepayment Period will commence on the Cut-off Date.

         "Prepayment Premium": With respect to any Mortgage Loan that permits voluntary Prepayments, an amount, if any, required to be paid under the terms of the Mortgage Loan in excess of the Prepayment.

         "Principal Distribution Amount": With respect to each Payment Date, an amount equal the excess of (i) the aggregate of the following:

                          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) due and any Assumed Scheduled Payments deemed due on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

                          (b) the aggregate of all Prepayments received on the Mortgage Loans during the related Prepayment Period;

                          (c) with respect to any Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and previously recovered; and

                          (d) the Liquidation Principal Amount for such Payment Date, over

                          (ii) the amount, if any, by which interest due and payable on the Bonds on such Payment Date exceeds the aggregate amount of interest collected or received in respect of the Mortgage Loans in the Mortgage Pool during the related Collection Period.

         If, in any month, the payment received with respect to a Mortgage Loan is less than the payment of principal and interest due in that month, the amount received will be allocated first to interest and then to principal unless the related Mortgage Loan provides otherwise.

         "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

         "Rating Agency": ________________________ and its successors so long as they shall be engaged in the business of rating debt securities similar to the Bonds.

         "Realized Loss": As to any liquidated Mortgage Loan (or related REO Property), the excess, if any, of (a) the actual outstanding principal balance thereof on the Liquidation Date plus (i) accrued and unpaid interest thereon (without consideration of any Monthly Advances) at the Mortgage Rate to but not including the Due Date in the Collection Period in which the Liquidation Date occurs and (ii) related unreimbursed Servicing Advances, over (b) the aggregate amount of related Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and REO Disposition Proceeds, if any, recovered in connection with such liquidation. A Realized Loss shall also include any portion of the amount due under a Mortgage Loan that is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Servicer or in connection with the bankruptcy or similar proceeding involving the related Mortgagor.

         "Record Date": With respect to any Payment Date, the date on which the Persons entitled to receive any payment of principal of or interest on any Bonds (or notice of a payment in full of principal) due and payable on such Payment Date are determined; such date shall be the last Business Day of the month preceding the month of such Payment Date. With respect to a vote of Bondholders required or allowed hereunder, the Record Date shall be the later of (i) 30 days prior to the first solicitation of consents or (ii) the date of the most recent list of Bondholders furnished to the Trustee pursuant to Section 7.01(a) prior to such solicitation.

         "Redemption Price": With respect to any Bond to be redeemed in whole or in part, an amount equal to 100% of the Current Bond Balance of the Bond to be so redeemed, together with accrued and unpaid interest on such amount at the Bond Interest Rate through the last day of the month preceding the month in which the applicable Optional Redemption Date occurs.

         "Reimbursement Rate":  As defined in Article I of the Servicing
Agreement.

         "Remittance": With respect to any one or more Mortgage Loans for any particular date or period, the Net Monthly P&I and the net amount of all Prepayments, Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and REO Disposition Proceeds for such date or period and all other amounts required to be remitted by the Servicer to the Trustee for deposit in the Bond Account in accordance with Section ____ of the Servicing Agreement.

         "Remittance Date": The date each month on which funds on deposit in the Collection Account are remitted by the Servicer to the Trustee for deposit into the Bond Account, which date shall be with respect to any Payment Date, the Business Day that is two Business Days prior to such Payment Date, commencing in ____________ 199__.

         "REO Disposition": The final sale by the Servicer of any REO Property pursuant to the Servicing Agreement.

         "REO Disposition Proceeds": All amounts received with respect to an REO Disposition in accordance with the Servicing Agreement.

         "REO Property": A Mortgaged Property acquired by the Servicer on behalf and in the name of the Trustee through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with the Servicing Agreement and applicable law in connection with the default or imminent default of a Mortgage Loan.

         "Required Subordination Level": With respect to any Payment Date, the amount determined according to the following schedule:

    Aggregate Stated Balance of
   Mortgage Loans with Respect to
         such Payment Date                         Required Subordination Level
         -----------------                         ----------------------------
$____________ and above                                     ____%
$____________ to $____________                              ____%
$____________ to $____________                              ____%
$____________ to $____________                              ____%

         "Responsible Officer": With respect to the Trustee, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any trust officer or assistant trust officer, the controller, any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Sale":  The meaning specified in Section 5.17.

         "Scheduled Payment": With respect to any Mortgage Loan and any Due Date for such Mortgage Loan the amount of the Monthly Payment that would have been due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Servicer or otherwise resulting in connection with a bankruptcy or similar proceeding involving the related Mortgagor, and assuming that each prior Scheduled Payment has been made in a timely manner and notwithstanding that the Mortgaged Property securing any such Mortgage Loan is acquired by the Servicer through foreclosure or otherwise.

         "Servicer": With respect to any Mortgage Loan, Aames Capital Corporation, as Servicer under the Servicing Agreement, and its permitted successors and assigns thereunder, including any successor servicers appointed pursuant to Section ____ of the Servicing Agreement.

         "Servicer Reporting Date": With respect to a Payment Date the [third] Business Day after the related Determination Date but not later than the [third] Business Day before such Payment Date.

         "Servicing Advance":  As defined in Article I of the Servicing
Agreement.

         "Servicing Agreement": The servicing agreement dated as of __________ __, 199__ among the Issuer, the Servicer and the Trustee, providing, among other things, for the servicing of the Mortgage Loans, as such agreement may be amended or supplemented from time to time as permitted hereby and thereby. Such term shall also include any servicing agreement entered into with a successor servicer.

         "Servicing Fee":  As defined in Article I of the Servicing Agreement.

         "Stated Maturity": With respect to any installment of principal of or interest on any Bond, the date specified in such Bond as the fixed date on which such installment is due and payable.

         "Stated Maturity Date": With respect to any Mortgage Loan, the month in which the last payment of principal of such Mortgage Loan shall be due and payable after taking into account all partial Prepayments received prior to the date of determination, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Servicer.

         "Stated Principal Balance": With respect to each Mortgage Loan outstanding at the date of determination, the principal balance of such Mortgage Loan ultimately due and payable by the related Mortgagor and equal to the Cut-off Date Balance thereof reduced (to not less than zero) by

                 (i) any Scheduled Payments of such Mortgage Loan actually received during all prior complete Collection Periods and all other collections of principal actually received during all prior complete Prepayment Periods;

                 (ii) the principal portions of all Scheduled Payments (other than any Balloon Payment) due but not received, and the principal portion of any Assumed Scheduled Payment deemed due, during all prior Collection Periods; and

                 (iii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during all prior Prepayment Periods;

[provided, however, that solely for purposes of determining the Subordination Level for any Payment Date or the existence of a Trigger Event with respect to any Payment Date, each Mortgage Loan that either is delinquent with respect to any Balloon Payment at the end of the immediately preceding Collection Period or 60 or more days delinquent with respect to any other Scheduled Payment at the end of such Collection Period shall be deemed to have a Stated Principal Balance of one-half of the amount computed above.]

         "Subordination Level": With respect to any Payment Date, the result, expressed as a percentage, obtained by dividing (i) the excess of the Aggregate Stated Balance of the Mortgage Pool for the related Determination Date over the Bond Balance (computed after taking into account the principal payment to be made on such Payment Date) by (ii) the Aggregate Stated Balance of the Mortgage Pool for the related Determination Date.

         "Trigger Event": With respect to any Payment Date, the occurrence as of the related Determination Date of either of the following: (i) ___ or fewer Mortgage Loans (not counting any Mortgage Loan that is delinquent with respect to any Balloon Payment or 60 or more days delinquent with respect to any other Scheduled Payment) remain in the Mortgage Pool or (ii) the Aggregate Stated Balance of the Mortgage Pool is equal to or less than $___________.

         "Trust Estate": All money, instruments and other property subject or intended to be subject to the lien of this Indenture for the benefit of the Bondholders as of any particular time (including, without limitation, all property and interests Granted to the Trustee), including all proceeds thereof.

         "Trust Indenture Act" or "TIA": The Trust Indenture Act of 1939 as it may be amended from time to time.

         "Trustee": Bankers Trust Company of California, N.A., a national banking association, and any Person resulting from or surviving any consolidation or merger to which it may be a party until a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Person.

         "Trustee's Fee": The fee payable to the Trustee on a monthly basis as provided in Section 6.07 and calculated as an amount equal to
________________________.

         "Vice President": With respect to the Trustee, any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

                                  ARTICLE II.
                                   THE BONDS

         Section 2.01      Forms Generally.

         The Bonds shall be in substantially the form set forth on Exhibit A attached hereto. Each Bond may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Bonds may be listed, or as may, consistently herewith, be determined by the officers executing such Bonds, as evidenced by their execution thereof. Any portion of the text of any Bond may be set forth on the reverse thereof with an appropriate reference on the face of the Bond.

         The Definitive Bonds may be produced in any manner determined by the officers executing such Bonds, as evidenced by their execution thereof.

         Section 2.2      Forms of Certificate of Authentication.

         The form of the Trustee's certificate of authentication is as follows:

         This is one of the Bonds referred to in the within-mentioned
Indenture.

                            BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                               as Trustee


                            By:
                               ---------------------------------------
                               Authorized Signatory

         Section 2.03 General Provisions With Respect to Principal and Interest Payments.

         The Bonds shall be designated generally as the "Asset-Backed Bonds, Series 199__-__" of the Issuer.

         The aggregate principal amount of Bonds that may be authenticated and delivered under the Indenture is limited to $___________, except for the Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds pursuant to Sections 2.06, 2.07 or 9.06 of this Indenture. The Bonds shall consist of one and only one class having an original principal amount, Bond Interest Rate and Stated Maturity of its final installment of principal as follows

         ----------------------------------------------------------------------------------------------
                                      Original                  Bond             Stated Maturity of
                                     Principal                Interest            Final Installment
             Designation               Amount                   Rate                of Principal
             -----------               ------                   ----                ------------
         ----------------------------------------------------------------------------------------------
           Series 199__-__               $                       %             ________________
         ----------------------------------------------------------------------------------------------

         The Bonds shall be issued in the form specified in Section 2.01.

         Subject to the provisions of Section 3.01, Section 5.09 and Section 8.02(d), the principal of the Bonds shall be payable in installments ending no later than the Stated Maturity of the final installment of the principal thereof unless the unpaid principal of such Bonds become due and payable at an earlier date by declaration of acceleration or call for redemption or otherwise.

         The aggregate amount of principal of and interest on the Bonds due and payable on each Payment Date shall be equal to the Debt Service Requirement for such Payment Date. All payments made with respect to any Bond shall be applied first to the interest then due and payable on such Bond and then to the principal thereof. All computations of interest accrued on any Bond shall be made as if each year consisted of twelve months of 30 days each.

         Interest on the Bonds shall accrue at the Bond Interest Rate during each Interest Accrual Period on the Current Bond Balance, as of the Determination Date immediately following such Interest Accrual Period, of each Outstanding Bond. Interest accrued during an Interest Accrual Period shall be payable on the next following Payment Date.

         All payments of principal of and interest on any Bond shall be made in the manner specified in Section 2.08.

         Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Bonds, if the Bonds have become or been declared due and payable following an Event of Default and such acceleration of maturity and its consequences have not been rescinded and annulled, then payments of principal of and interest on the Bonds shall be made in accordance with Section 5.07.

         Section 2.04      Denominations.

         The Bonds shall be issuable only as registered Bonds in the minimum denomination of $100,000 and integral multiples of $1,000 in excess thereof.

         Section 2.05      Execution, Authentication, Delivery and Dating.

         The Bonds shall be executed on behalf of the Issuer by the Chairman, President or one of the Vice Presidents of the Issuer. The signature of such officer on the Bonds may be manual or facsimile.

         Bonds bearing the manual or facsimile signature of an individual who was at any time a proper officer of the Issuer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Bonds or did not hold such office at the date of such Bonds.

         At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Bonds executed on behalf of the Issuer to the Trustee for authentication; and the Trustee shall authenticate and deliver such Bonds as in this Indenture provided and not otherwise.

         Each Bond authenticated on the Closing Date shall be dated the Closing Date. All other Bonds that are authenticated after the Closing Date for any other purpose hereunder shall be dated the date of their authentication.

         No Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Trustee or by any Authenticating Agent by the manual signature of one of its authorized officers or employees, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.

         Section 2.06      Registration, Registration of Transfer and Exchange.

         The Issuer shall cause to be kept a register (the "Bond Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Bonds and the registration of transfers of Bonds. The Trustee is hereby initially appointed "Bond Registrar" for the purpose of registering Bonds and transfers of Bonds as herein provided. Upon any resignation of any Bond Registrar appointed by the Issuer, the Issuer shall promptly appoint a successor or, in the absence of such appointment, shall assume the duties of Bond Registrar.

         At any time the Trustee is not also the Bond Registrar, the Trustee shall be a co-Bond Registrar. The Issuer shall cause each co-Bond Registrar to furnish the Bond Registrar promptly after each authentication of a Bond by it appropriate information with respect thereto for entry by the Bond Registrar into the Bond Register. If the Trustee shall at any time not be authorized to keep and maintain the Bond Register, the Trustee shall have the right to inspect such Bond Register at all reasonable times and to rely conclusively upon a certificate of the Person in charge of the Bond Register as to the names and addresses of the Holders of the Bonds and the principal amounts and numbers of such Bonds as held.

         Upon surrender for registration of transfer of any Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of any authorized denominations and of a like aggregate principal amount.

         At the option of the Holder, Bonds may be exchanged for other Bonds of any authorized denominations, and of a like aggregate initial principal amount, upon surrender of the Bonds to be exchanged at such office or agency. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Bonds that the Bondholder making the exchange is entitled to receive.

         All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

         Every Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Bonds, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge as may be imposed in connection with any registration of transfer or exchange of Bonds, other than exchanges pursuant to Section 2.07 not involving any transfer.

         Section 2.07      Mutilated, Destroyed, Lost or Stolen Bonds.

         If (1) any mutilated Bond is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (2) there is delivered to the Trustee such security or indemnity as may be required by the Trustee to save each of the Issuer and the Trustee harmless, then, in the absence of notice to the Issuer or the Trustee that such Bond has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a new Bond or Bonds of the same tenor and aggregate initial principal amount bearing a number not contemporaneously outstanding. If, after the delivery of such new Bond, a bona fide purchaser of the original Bond in lieu of which such new Bond was issued presents for payment such original Bond, the Issuer and the Trustee shall be entitled to recover such new Bond from the person to whom it was delivered or any person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Trustee in connection therewith. If any such mutilated, destroyed, lost or stolen Bond shall have become or shall be about to become due and payable, or shall have become subject to redemption in full, instead of issuing a new Bond, the Issuer may pay such Bond without surrender thereof, except that any mutilated Bond shall be surrendered.

         Upon the issuance of any new Bond under this Section, the Issuer or the Bond Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee or the Bond Registrar) connected therewith.

         Every new Bond issued pursuant to this Section in lieu of any destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

         Section 2.08      Payments of Principal and Interest.

                 (a) Payments on Bonds issued as Book Entry Bonds will be made by or on behalf of the Trustee to the Clearing Agency or its nominee. Any installment of interest or principal payable on any Definitive Bonds that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Bond (or one or more Predecessor Bonds) is registered at the close of business on the Record Date for such Payment Date by either (i) check mailed to such Person's address as it appears in the Bond Register on such Record Date, or (ii) by wire transfer of immediately available funds to the account of a Bondholder, if such Bondholder (A) is the registered holder of Definitive Bonds having an initial principal amount of at least $1,000,000 and (B) has provided the Trustee with wiring instructions in writing by five days prior to the related Record Date or has provided the Trustee with such instructions for any previous Payment Date, except for the final installment of principal payable with respect to such Bond (or the Redemption Price for any Bond called for redemption, if such redemption will result in payment of the then entire unpaid principal amount of such Bond), which shall be payable as provided in subsection (b) below of this Section 2.08. A fee may be charged by the Trustee to a Bondholder of Definitive Bonds for any payment made by wire transfer. Any installment of interest or principal not punctually paid or duly provided for shall be payable as soon as funds are available to the Trustee for payment thereof, or if Section 5.07 applies, pursuant to
         Section 5.07.

                 (b) All reductions in the principal amount of a Bond (or one or more Predecessor Bonds) effected by payments of installments of principal made on any Payment Date shall be binding upon all Holders of such Bond and of any Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Bond. The final installment of principal of each Bond (including the Redemption Price of any Bond called for optional redemption, if such optional redemption will result in payment of the entire unpaid principal amount of such Bond) shall be payable only upon presentation and surrender thereof on or after the Payment Date therefor at the Trustee's presenting office in [the Borough of Manhattan, the City of New York, State of New York], pursuant to Section 3.02.

         Whenever the Trustee expects that the entire remaining unpaid principal amount of any Bond will become due and payable on the next Payment Date other than pursuant to a redemption pursuant to Section 10.02, it shall, no later than two days prior to such Payment Date, telecopy or hand deliver to each Person in whose name a Bond to be so retired is registered at the close of business on such otherwise applicable Record Date a notice to the effect that:

                          (i) the Trustee expects that funds sufficient to pay such final installment will be available in the Bond Account on such Payment Date; and

                          (ii) if such funds are available, (A) such final installment will be payable on such Payment Date, but only upon presentation and surrender of such Bond at the office or agency of the Trustee maintained for such purpose pursuant to
                 Section 3.02 (the address of which shall be set forth in such notice) and (B) no interest shall accrue on such Bond after such Payment Date.

                 Notices in connection with redemptions of Bonds shall be mailed to Bondholders in accordance with Section 10.02.


                 (c) Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to unpaid principal and interest that were carried by such other Bond. Any checks mailed pursuant to subsection (a) of this
         Section 2.08 and returned undelivered shall be held in accordance with
         Section 3.03.

                 (d) Not later than each Payment Date, the Trustee shall prepare and deliver to the Issuer a statement (a "Payment Date Statement") with respect to such Payment Date setting forth:

                          (i) the amount of interest paid to Bondholders on such Payment Date;

                          (ii) the amount of principal paid to Bondholders on such Payment Date and the Bond Balance after giving effect to such payment;

                          (iii) the amount of Servicing Fees and other servicing compensation and such other customary information as the Trustee deems necessary or desirable, or that a Bondholder reasonably requests, in respect of servicing expense;

                          (iv) the amount of Monthly Advances to be made by the Servicer or the Trustee;

                          (v) the amount, if any, of Monthly Advances reimbursable to the Servicer or the Trustee, as applicable, and not previously reimbursed;

                          (vi) the Aggregate Stated Balance of the Mortgage Loans as of the related Determination Date;

                          (vii) the aggregate amount of Prepayments made on the Mortgage Loans during the related Prepayment Period;

                          (viii) the aggregate of any Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and REO Disposition Proceeds received in respect of any Mortgage Loan during the related Prepayment Period; and

                          (ix) the Subordination Level and the current Required Subordination Level remaining in the Mortgage Pool, in each case, at the close of business on such Payment Date.

                 In the case of information furnished pursuant to subclauses
         (i) and (ii) above, the amounts will be expressed as a dollar amount per $1,000 denomination of Bonds.

                 Each Payment Date Statement will be delivered by the Trustee only in the event it receives the related Servicer report required under Section ___ of the Servicing Agreement on or prior to the Servicer Reporting Date. Each Payment Date Statement shall be delivered by the Trustee to the Issuer and the Rating Agency and shall also be delivered to each Bondholder as the statement required pursuant to Section 8.05. The Trustee shall have no responsibility to recalculate, verify or recompute information contained in any such Servicer's report.

                 Within a reasonable period of time after the end of each calendar year, the Trustee will be required to furnish to each person who at any time during the calendar year was a Bondholder a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Bondholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force.

         Section 2.09     Persons Deemed Owners.

         Prior to due presentment for registration of transfer of any Bond, the Issuer, the Trustee, any Agent and any other agent of the Issuer or the Trustee may treat the Person in whose name any Bond is registered as the owner of such Bond (a) on the applicable Record Date for the purpose of receiving payments of the principal of and interest on such Bond and (b) on any other date for all other purposes whatsoever, and neither the Issuer, the Trustee, any Agent nor any other agent of the Issuer or the Trustee shall be affected by notice to the contrary.

         Section 2.10     Cancellation.

         All Bonds surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Issuer may at any time deliver to the Trustee for cancellation any Bond previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly canceled by the Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Bonds held by the Trustee shall be held by the Trustee in accordance with its standard retention policy, unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it.

         Section 2.11     Authentication and Delivery of Bonds.

         The Bonds may be executed by the Issuer and delivered to the Trustee for authentication, and thereupon the same shall be authenticated and delivered by the Trustee, upon Issuer Request and upon receipt by the Trustee of the following:

                 (a) an Issuer Order authorizing the execution, authentication and delivery of the Bonds and specifying the Stated Maturity of the final installment of principal, the principal amount and the Bond Interest Rate of such Bonds to be authenticated and delivered;

                 (b) an Issuer Order authorizing the execution and delivery of this Indenture; and

                 (c) one or more Opinions of Counsel addressed to the Trustee, complying with the requirements of Section 11.01, reasonably satisfactory in form and substance to the Trustee and the Rating Agency.

                 In rendering the opinions set forth above, such counsel may rely upon officer's certificates of the Issuer, the Servicer and the Trustee, without independent confirmation or verification with respect to factual matters relevant to such opinions. In rendering the opinions set forth above, such counsel need express no opinion as to
         (A) the existence of, or the priority of the security interest created by the Indenture against, any liens or other interests that arise by operation of law and that do not require any filing or similar action in order to take priority over a perfected security interest or (8) the priority of the security interest created by this Indenture with respect to any claim or lien in favor of the United States or any agency or instrumentality thereof (including federal tax liens and liens arising under Title IV of the Employee Retirement Income Security Act of 1974).

                 The acceptability to the Rating Agency of the Opinion of Counsel delivered to the Trustee at the Closing Date shall be conclusively evidenced by the delivery at the Closing of such Rating Agency's rating letter.

                 (d) an Officers' Certificate complying with the requirements of Section 11.01 and stating that:

                          (i) the Issuer is not in Default under this Indenture and the issuance of the Bonds will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Issuer's Certificate of Incorporation or bylaws or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be





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
                 subject, and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Bonds have been complied with;

                          (ii) the Issuer is the owner of each Mortgage Loan, free and clear of any lien, security interest or charge, has not assigned any interest or participation in any such Mortgage Loan (or, if any such interest or participation has been assigned, it has been released) and has the right to Grant each such Mortgage Loan to the Trustee:

                          (iii) the information set forth in the Mortgage Loan Schedule attached as Schedule A to this Indenture is correct;

                          (iv) the Issuer has Granted to the Trustee all of its right, title and interest in each Mortgage Loan;

                          (v) as of the Closing Date, no lien in favor of the United States described in Section 6321 of the Code, or lien in favor of the Pension Benefit Guaranty Corporation described in Section 4068(a) of the Employee Retirement Income Security Act of 1974, as amended, has been filed as described in subsections 6323(f) and 6323(g) of the Code upon any property belonging to the Issuer; and

                          (vi) attached thereto is a true and correct copy of a letter signed by the Rating Agency confirming that the Bonds have been rated ["___"] by such Rating Agency.

                 (e)      An executed counterpart of the Servicing Agreement.

         Section 2.12     Book Entry Bonds.

         The Bonds will be issued initially as one or more certificates in the name of the Cede & Co., as nominee for the Clearing Agency maintaining book entry records with respect to ownership and transfer of such Bonds, and registration of the Bonds may not be transferred by the Trustee or Bond Registrar except upon Book Entry Termination. In such case, the Trustee shall deal with the Clearing Agency and Clearing Agency Participants as representatives of the Bond Owners of such Bonds for purposes of exercising the rights of Bondholders hereunder. Each payment of principal of and interest on a Book Entry Bond shall be paid to the Clearing Agency, which shall credit the amount of such payments to the accounts of its Clearing Agency Participants in accordance with its normal procedures. Each Clearing Agency Participant shall be responsible for disbursing such payments to the Bond Owners of the Book Entry Bonds that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Bond Owners of the Book Entry Bonds that it represents. All such credits and disbursements are to be made by the Clearing Agency and the Clearing Agency Participants in accordance with the provisions of the Bonds. None of the Trustee, the Bond Registrar, if any, the Issuer, or any Agents shall have any responsibility therefor except as otherwise provided by applicable law. Requests and directions from, and votes of, such representatives shall not be deemed to be inconsistent if they are made with respect to different Bond Owners.

         Section 2.13     Termination of Book Entry System.

                 (a) The book entry system through the Clearing Agency with respect to the Book Entry Bonds may be terminated upon the happening of any of the following:

                          (i) The Clearing Agency or the Issuer advises the Trustee that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Letter Agreement and the Issuer is unable to locate a qualified successor clearing agency satisfactory to the Trustee and the Issuer;

                          (ii) The Issuer, in its sole discretion but with the consent of the Trustee, elects to terminate the book entry system by notice to the Clearing Agency and the Trustee; or

                          (iii) After the occurrence of an Event of Default (at which time the Trustee shall use all reasonable efforts to promptly notify each Bond Owner through the Clearing Agency of such Event of Default) when such notice shall be given pursuant to Section 6.02, the Bond Owners of a majority in Bond Balance of the Book Entry Bonds advise the Trustee in writing, through the related Clearing Agency Participants and the Clearing Agency, that the continuation of a book entry system through the Clearing Agency to the exclusion of any Definitive Bonds being issued to any person other than the Clearing Agency or its nominee is no longer in the best interests of the Bond Owners.

                 (b) Upon the occurrence of any event described in subsection (a) above, the Trustee shall use all reasonable efforts to notify all Bond Owners, through the Clearing Agency, of the occurrence of such event and of the availability of Definitive Bonds to Bond Owners requesting the same, in an aggregate Current Bond Balance representing the interest of each, making such adjustments and allowances as it may find necessary or appropriate as to accrued interest and previous calls for redemption. Definitive Bonds shall be issued only upon surrender to the Trustee of the global Bond by the Clearing Agency, accompanied by registration instructions for the Definitive Bonds. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.
         Upon issuance of the Definitive Bonds, all references herein to obligations imposed upon or to





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
         be performed by the Clearing Agency shall cease to be applicable and the provisions relating to Definitive Bonds shall be applicable.

                                  ARTICLE III.
                                   COVENANTS

         Section 3.01      Payment of Bonds.

         The Issuer will pay or cause to be duly and punctually paid the principal of, and interest on, the Bonds in accordance with the terms of the Bonds and this Indenture. The Bonds shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Trust Estate as provided in this Indenture and the Issuer shall not otherwise be liable for payments on the Bonds. No person shall be personally liable for any amounts payable under the Bonds. If any other provision of this Indenture conflicts or is deemed to conflict with the provisions of this Section 3.01, the provisions of this Section 3.01 shall control.

         Section 3.02      Maintenance of Office or Agency.

         The Issuer will cause the Trustee to maintain its corporate trust office as a location where Bonds may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Bonds and this Indenture may be served. [In addition, the Trustee has appointed _________________________________________ as the presenting agent for such purpose and for the purpose of presentment or surrender for payment of the Bonds and such agency shall be maintained at the Trustee's expense.]

         The Issuer may also from time to time at its own expense designate one or more other offices or agencies (in or outside the City of New York) where the Bonds may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that (i) no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, the State of New York, for the purposes set forth in the preceding paragraph, (ii) presentations or surrenders of Bonds for payment may be made only in the City of New York, the State of New York and (iii) any designation of an office or agency for payment of Bonds shall be subject to
Section 3.03. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         Section 3.03      Money for Bond Payments to Be Held in Trust.

         All payments of amounts due and payable with respect to any Bonds that are to be made from amounts withdrawn from the Bond Account pursuant to Section 8.02(c) or Section 5.07 shall be made on behalf of the Issuer by the Trustee or by a Paying Agent, and no amounts so withdrawn from the Bond Account for payments of Bonds shall be paid over to the Issuer under any circumstances except as provided in this Section 3.03 or in
Section 5.07.

         If the Issuer shall have a Paying Agent that is not also the Bond Registrar, it shall furnish, or cause the Bond Registrar to furnish, no later than the fifth calendar day after each Record Date, a list, in such form as such Paying Agent may reasonably require, of the names and addresses of the Holders of Bonds and of the number of Individual Bonds held by each such Holder.

         Whenever the Issuer shall have a Paying Agent other than the Trustee, it will, on or before the Business Day next preceding each Payment Date direct the Trustee to deposit with such Paying Agent an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Bond Account), such sum to be held in trust for the benefit of the Persons entitled thereto. Any moneys deposited with a Paying Agent in excess of an amount sufficient to pay the amounts then becoming due on the Bonds with respect to which such deposit was made shall, upon Issuer Order, be paid over by such Paying Agent to the Trustee for application in accordance with Article VIII.

         Any Paying Agent other than the Trustee shall be appointed by Issuer Order and at the expense of the Issuer. The Issuer shall not appoint any Paying Agent (other than the Trustee) that is not, at the time of such appointment, a depository institution or trust company whose obligations would be Eligible Investments pursuant to clause (ii) of the definition of the term "Eligible Investments". The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

                 (1) allocate all sums received for payment to the Holders of Bonds on each Payment Date among such Holders in the proportion specified in the applicable Payment Date Statement, in each case to the extent permitted by applicable law;

                 (2) hold all sums held by it for the payment of amounts due with respect to the Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                 (3) if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of the Bonds if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

                 (4) if such Paying Agent is not the Trustee, give the Trustee notice of any Default by the Issuer (or any other obligor upon the Bonds) in the making of any payment required to be made with respect to any Bonds for which it is acting as Paying Agent;

                 (5) if such Paying Agent is not the Trustee, at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

                 (6) comply with all requirements of the Code, and all regulations thereunder, with respect to the withholding taxes from any payments made by it on any Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to withholding and reporting requirements applicable to original issue discount (if any) on any of the Bonds, the Issuer has provided the calculations pertaining thereto to the Trustee.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or any other purpose, by Issuer Order direct any Paying Agent, if other than the Trustee, to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Bond and remaining unclaimed for two and one-half years after such amount has become due and payable to the Holder of such Bond (or if earlier, three months before the date on which such amount would escheat to a governmental entity under applicable law) shall be discharged from such trust and paid to the Issuer; and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease. The Trustee may adopt and employ, at the expense of the Issuer, any reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Bonds have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee or any Agent, at the last address of record for each such Holder).

         Section 3.04     Existence of Issuer.

                 (a) Subject to Sections 3.04(b) and (c), the Issuer will keep in full effect its existence, rights and franchises as a corporation under the laws of the State of Delaware or under the laws of any other state or the United States of America, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture or the Bonds.

                 (b) Subject to Section 3.09(vii), any corporation into which the Issuer may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Issuer shall be a party, shall be the successor Issuer under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything in any agreement relating to such merger or consolidation, by which any such Issuer may seek to retain certain powers, rights and privileges therefore obtaining for any period of time following such merger or consolidation to the contrary notwithstanding (other than Section 3.09(vii)).

                 (c) Upon any consolidation or merger of or other succession to the Issuer in accordance with this Section 3.04, the Person formed by or surviving such consolidation or merger (if other than the Issuer) may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

         Section 3.05     Protection of Trust Estate.

                 (a) The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action as may be necessary or advisable to:

                          (i) Grant more effectively all or any portion of the Trust Estate;

                          (ii) maintain or preserve the lien of this Indenture or carry out more effectively the purposes hereof;

                          (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                          (iv)    enforce any of the Mortgage Files; or

                          (v) preserve and defend title to the Trust Estate and the rights of the Trustee, and of the Bondholders, in the Mortgage Loans and the other property held as part of the Trust Estate against the claims of all Persons and parties.

                 The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section 3.05; provided, however, that such designation shall not be deemed to create a duty in the Trustee to monitor the compliance of the Issuer with the foregoing covenants; and provided further, however, that the duty of the Trustee to execute any instrument required pursuant to this Section 3.05 shall arise only if the Trustee has knowledge pursuant to Section 6.01(d) of the occurrence of a failure of the Issuer to comply with the provisions of this Section 3.05.

                 (b) The Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.06 (or from the jurisdiction in which it was held, or to which it is intended to be removed, as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 2.11(c), if no Opinion of Counsel has yet been delivered pursuant to
         Section 3.06) or cause or permit ownership or the pledge of any portion of the Trust Estate that consists of book-entry securities to be recorded on the books of a Person located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such time unless the Trustee shall have first received an Opinion of Independent Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

         Section 3.06     Opinions as to Trust Estate.

         On or before ___________ in each calendar year, beginning with the first calendar year commencing after the Closing Date, the Issuer shall furnish to the Trustee an Opinion of Independent Counsel reasonably satisfactory in form and substance to the Trustee either stating that, in the opinion of such counsel, such action has been taken as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Independent Counsel shall also describe all such action, if any, that will, in the opinion of such counsel, be required to be taken to maintain the lien and security interest of this Indenture with respect to the Trust Estate until ____________ in the following calendar year.

         Section 3.07     Performance of Obligations; Servicing Agreement.

                 (a) The Issuer shall not take any action and will use its Best Efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any of the Mortgage Files or under any instrument included in the Trust Estate, or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the Mortgage Files, except as expressly provided as permitted in this Indenture, the Servicing Agreement or such document included in the Mortgage File or other instrument or unless such action will not adversely affect the interests of the Holders of the Bonds.

                 (b) The Issuer shall monitor the performance of the Servicer under the Servicing Agreement, and shall use its Best Efforts to cause the Servicer duly and punctually to perform all of its duties and obligations thereunder. Upon the occurrence of an event of default of which an Authorized Officer has actual knowledge under the Servicing Agreement, the Issuer shall promptly notify the Trustee thereof, and shall specify in such notice the action the Issuer is taking in respect of such event of default.

                 (c) Upon any termination of the Servicer's rights and powers pursuant to the Servicing Agreement, the rights and powers of the Servicer with respect to the Mortgage Loans shall vest in the Trustee, and the Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer with respect to such Mortgage Loans under the Servicing Agreement, until the Trustee shall have appointed, with the consent of the Issuer and the Rating Agency, a new servicer to serve as successor to the Servicer under the Servicing Agreement. Upon appointment of a successor Servicer, the Trustee, the Issuer and such Servicer shall enter into a Servicing Agreement in a form substantially similar to the Servicing Agreement. In connection with any such appointment, the Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, but in no event shall such compensation of the successor Servicer (including the Trustee) be in excess of that payable to the original Servicer under the Servicing Agreement without the consent of the Rating Agency.

                 (d) Upon any termination of the Servicer's rights and powers pursuant to the Servicing Agreement, the Trustee shall promptly notify the Rating Agency. As soon as any successor Servicer is appointed, the Trustee shall notify the Rating Agency, specifying in such notice the name and address of such successor Servicer.

         Section 3.08     Investment Company Act.

         The Issuer shall at all times conduct its operations so as not to be subject to, or shall comply with, the requirements of the Investment Company Act of 1940, as amended (or any successor statute), and the rules and regulations thereunder.

         Section 3.09     Negative Covenants.

         The Issuer shall not:

                 (i) sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate except as expressly permitted by this Indenture or the Servicing Agreement;

                 (ii) claim any credit on, or make any deduction from, the principal of, or interest on, any of the Bonds by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

                 (iii) engage in any business or activity other than in connection with, or relating to, the issuance of the Bonds pursuant to this Indenture or amend Articles THIRD, SIXTH, SEVENTH or NINTH of the Issuer's Certificate of Incorporation, as in effect on the Closing Date without, in each case, the written consent of the majority of the Holders of the Bonds (with respect to the Bond Balance of the Bonds then Outstanding);

                 (iv) issue bonds under any other indenture unless such bonds are non-recourse obligations of the Issuer;

                 (v) incur, assume, guaranty or agree to indemnify any Person with respect to any indebtedness of any Person, except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Bonds pursuant to this Indenture or as permitted under clause (iv) above or indebtedness that, if consisting of indebtedness other than Bonds or indebtedness permitted under clause (iv) above,
         (a) shall either be (1) subordinate to the Bonds or (2) secured by collateral other than the Trust Estate and to which the creditor with respect to such indebtedness has recourse only to such collateral and not to any other assets of the Issuer and (b) shall provide that the holder thereof may not file a petition in any bankruptcy or insolvency proceeding with respect to the Issuer until not less than 91 days after payment in full of all Outstanding Bonds issued pursuant to this Indenture;

                 (vi) incur any indebtedness, other than the Bonds, for which the timing or amount of the payments on such indebtedness are in part determined by the timing or amount of payments or projected payments on assets in the Trust Estate or that would cause the Issuer or the Trust Estate to be treated as a "taxable mortgage pool" within the meaning of Code Section 7701(i).

                 (vii)    dissolve or liquidate in whole or in part;

                 (viii) merge or consolidate with any entity except as provided Article SEVENTH of the Issuer's Certificate of Incorporation, any such merger or consolidation with an Affiliate of the Issuer to be subject to the following conditions:

                          (1) the surviving or resulting corporation (if other than the Issuer) shall expressly assume by an indenture supplemental hereto all of the Issuer's obligations hereunder;

                          (2)     the consummation of such merger or
                 consolidation shall not result in the lowering of any rating of the Outstanding Bonds by the Rating Agency;

                          (3) immediately after consummation of the merger or consolidation no Default shall exist with respect to the Bonds; and

                          (4) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Independent Counsel each stating that such merger or consolidation and such supplemental indenture comply with this Article and that all conditions precedent provided for relating to this transaction have been complied with; or

                 (ix) (1) permit the validity or effectiveness of this Indenture or any Grant to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (2) permit any lien, charge, security interest, mortgage or other encumbrance (other than the lien of this Indenture or any Permitted Encumbrance) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof, or (3) permit the lien of this Indenture not to constitute a valid perfected first priority security interest in the Trust Estate.

                 Section 3.10     Annual Statement as to Compliance.

         On or before 120 days after the end of the first fiscal year of the Issuer that ends more than three months after the Closing Date, and each fiscal year thereafter, the Issuer shall deliver to the Trustee a written statement, signed by an Authorized Officer, stating that:

                 (1) a review of the fulfillment by the Issuer during such year of its obligations under this Indenture has been made under such officer's supervision; and

                 (2) to the best of such officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a Default in the fulfillment of any such covenant or condition, specifying each such Default known to such officer and the nature and status thereof.

         Section 3.11     Recording of Assignments.

         Not later than 90 days after the Closing Date, at the Issuer's expense the Trustee will cause the Assignments of the Mortgage Loans securing the Bonds to be duly recorded in the public records in which the related Mortgage shall have been recorded unless the Issuer provides the Trustee with an Opinion of Counsel to the effect that such recording is not necessary to protect the interests of the Trustee and the Bondholders in the related Mortgage Loan.

                                  ARTICLE IV.
                           SATISFACTION AND DISCHARGE

         Section 4.01      Satisfaction and Discharge of Indenture.

         Whenever the following conditions shall have been satisfied:

                 (1)      either

                          (A) all Bonds theretofore authenticated and delivered (other than (i) Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in
                 Section 2.07, and (ii) Bonds for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer, as provided in Section 3.03) have been delivered to the Trustee for cancellation; or

                          (B) all Bonds not theretofore delivered to the Trustee for cancellation

                                  (i)      have become due and payable, or

                                  (ii)     will become due and payable at the
                          Stated Maturity of the final installment of the principal thereof within one year, or

                                  (iii)    are to be called for redemption
                          within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (B)(i), (B)(ii) or
                 (B)(iii) above, has deposited or caused to be deposited with the Trustee, in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on such Bonds not theretofore delivered to the Trustee for cancellation, for principal and interest to the Stated Maturity of their entire unpaid principal amount or to the applicable Optional Redemption Date, as the case may be, and in the case of Bonds that were not paid at the Stated Maturity of their entire unpaid principal amount, for all overdue principal and all interest payable on such Bonds to the next succeeding Payment Date therefor;

                 (2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

                 (3) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Independent Counsel satisfactory in form and substance to the Trustee each stating that all conditions precedent herein providing for the satisfaction and discharge of this Indenture have been complied with;

then, upon Issuer Request, this Indenture and the lien, rights and interests created hereby and thereby shall cease to be of further effect, and the Trustee and each co-trustee and separate trustee, if any, then acting as such hereunder shall, at the expense of the Issuer, execute and deliver all such instruments as may be necessary to acknowledge the satisfaction and discharge of this Indenture and shall pay, or assign or transfer and deliver, to the Issuer or upon Issuer Order all cash, securities and other property held by it as part of the Trust Estate remaining after satisfaction of the conditions set forth in clauses (1) and (2) above.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 6.07, the obligations of the Trustee to the Issuer and the Holders of Bonds under Section 3.03, the obligations of the Trustee to the Holders of Bonds under Section 4.02 and the provisions of Section 2.07 with respect to lost, stolen, destroyed or mutilated Bonds, registration of transfers of Bonds and rights to receive payments of principal of and interest on the Bonds shall survive.

         Section 4.02      Application of Trust Money.

         All money deposited with the Trustee pursuant to Sections 3.03 and
4.01 shall be held in trust and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

                                   ARTICLE V.
                             DEFAULTS AND REMEDIES

         Section 5.01      Event of Default.

         "Event of Default", wherever used herein, means, with respect to Bonds issued hereunder, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (1)      if the Issuer shall

                          (A) default in the payment when and as due of any installment of principal of or interest on any Bond or a failure to pay the Bonds in full on or before the Payment Date in ________________; or

                          (B) default in the payment of the Redemption Price of any Bond that has been called for optional redemption pursuant to Article X; and

                          (C) except in the case of any such default in the payment of principal, such default or failure shall continue for a period of two days;

                 (2) if the Issuer shall breach or default in the due observance of any one or more of the covenants set forth in clauses
         (i) through (ix) of Section 3.09;

                 (3) if the Issuer shall breach, or default in the due observance or performance of, any other of its covenants in this Indenture, and such Default shall continue for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of Bonds representing at least 25% of the Bond Balance of the Outstanding Bonds, a written notice specifying such Default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                 (4) if any representation or warranty of the Issuer made in this Indenture or any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within 30 days after there shall have been given, by registered or certified mail, written notice thereof to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of Bonds representing at least 25% of the Bond Balance of the Outstanding Bonds, the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured;

                 (5) the entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                 (6) the commencement by the Issuer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property or the making by the Issuer of an assignment for the benefit of creditors or the failure by the Issuer generally to pay its debts as such debts become due or the taking of corporate action by the Issuer in furtherance of any of the foregoing.





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
         Section 5.02      Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of Bonds representing not less than 25% of the Bond Balance of the Outstanding Bonds may declare all the Bonds to be immediately due and payable by a notice in writing to the Issuer (and to the Trustee if given by Bondholders), and upon any such declaration such Bonds, in an amount equal to the Bond Balance of such Bonds, together with accrued and unpaid interest thereon to the date of such acceleration, shall become immediately due and payable.

         At any time after such a declaration of acceleration of maturity of the Bonds has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

                 (1) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

                          (A) all payments of principal of, and interest on, all Bonds and all other amounts that would then be due hereunder or upon such Bonds if the Event of Default giving rise to such acceleration had not occurred; and

                          (B) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                 (2) all Events of Default, other than the nonpayment of the principal of Bonds that have become due solely by such acceleration, have been cured or waived as provided in Section 5.14.

         No such rescission shall affect any subsequent Default or impair any right consequent thereon.

         Section 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee.

         Subject to the provisions of Section 3.01 and the following sentence, if an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Bondholders by any Proceedings the Trustee deems appropriate to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or enforce any other proper remedy. Any proceedings brought by the Trustee on behalf of the Bondholders or any Bondholder against the Issuer shall be limited to the preservation, enforcement and foreclosure of the liens, assignments, rights and security interests under the Indenture and no attachment, execution or other unit or process shall be sought, issued or levied upon any assets, properties or funds of the Issuer, other than the Trust Estate relative to the Bonds in respect of which such Event of Default has occurred. If there is a foreclosure of any such liens, assignments, rights and security interests under this Indenture, by private power of sale or otherwise, no judgment for any deficiency upon the indebtedness represented by the Bonds may be sought or obtained by the Trustee or any Bondholder against the Issuer. The Trustee shall be entitled to recover the costs and expenses expended by it pursuant to this Section 5.03 including reasonable compensation, expenses, disburse advances of the Trustee, its agents and counsel.

         Section 5.04     Remedies.

         If an Event of Default shall have occurred and be continuing and the Bonds have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Trustee (subject to Section 5.17, to the extent applicable) may do one or more of the following:

                 (a) institute Proceedings for the collection of all amounts then payable on the Bonds, or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer moneys adjudged due, subject in all cases to the provisions of Sections 3.01 and 5.03;

                 (b) in accordance with Section 5.17, sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

                 (c) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

                 (d) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Trustee or the Holders of the Bonds hereunder; and

                 (e) refrain from selling the Trust Estate and apply all Remittances pursuant to Section 5.07.

         Section 5.05     Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial Proceeding relative to the Issuer or any other obligor upon any of the Bonds or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of any overdue principal or interest) shall be entitled and empowered, by intervention in such Proceeding or otherwise to:

                 (i) file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Bonds and file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Bondholders allowed in such Proceeding, and

                 (ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such Proceeding is hereby authorized by each Bondholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting any of the Bonds or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Bondholder in any such Proceeding.

         Section 5.06      Trustee May Enforce Claims Without Possession of
Bonds.

         All rights of action and claims under this Indenture or any of the Bonds may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Bonds in respect of which such judgment has been recovered after payment of amounts required to be paid pursuant to Section 5.07, Clauses First and Second.

         Section 5.07      Application of Money Collected.

         If the Bonds have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money collected by the Trustee with respect to such Bonds pursuant to this Article or otherwise and any other monies that may then be held or thereafter received by the Trustee as security for such Bonds shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal of, and interest on, such Bonds, upon presentation and surrender thereof:

                 First:  To the payment of all amounts due the Trustee under
         Section 6.07;

                 Second: To the payment (on a pro rata basis) of amounts then due and unpaid to the Trustee or Servicer in respect of Nonrecoverable Advances made by the Trustee or Servicer;

                 Third: To the payment of amounts then due and unpaid upon the Outstanding Bonds for interest on the Bond Balance of such Bonds through the end of the calendar month preceding the month in which such payment is made at the Bond Interest Rate; and

                 Fourth: To the payment of the Bond Balance of the Bonds, their respective Current Bond Balances, ratably, without preference or priority of any kind; and

                 Fifth: To the payment of the remainder, if any, to the Issuer or any other Person legally entitled thereto.

         Section 5.08     Limitation on Suits.

         No Holder of a Bond shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                 (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                 (2) the Holders of Bonds representing not less than 25% of the Bond Balance of the Outstanding Bonds shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (3) such Holder or Holders have offered to the Trustee indemnity in full against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

                 (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds;

it being understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Bonds or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Bonds.

         In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Bonds, each representing less than 50% of the Bond Balances of the Outstanding Bonds, the Trustee in its sole discretion may determine what action, if any, shall be taken notwithstanding any other provision herein to the contrary.

         Section 5.09 Unconditional Rights of Bondholders to Receive Principal and Interest.

         Subject to the provisions in this Indenture (including Sections 3.01 and 5.03) limiting the right to recover amounts due on a Bond to recovery from amounts in the Trust Estate, the Holder of any Bond shall have the right, to the extent permitted by applicable law, which right is absolute and unconditional, to receive payment of each installment of interest on such Bond on the respective Stated Maturities of such installments of interest, to receive payment of each installment of principal of such Bond when due (or, in the case of any Bond called for redemption, on the date fixed for such redemption) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         Section 5.10     Restoration of Rights and Remedies.

         If the Trustee or any Bondholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Bondholder, then and in every such case the Issuer, the Trustee and the Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Bondholders shall continue as though no such Proceeding had been instituted.

         Section 5.11     Rights and Remedies Cumulative.

         No right or remedy herein conferred upon or reserved to the Trustee or to the Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.12     Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Bond to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Bondholders, as the case may be.

         Section 5.13     Control by Bondholders.

         The Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds on the applicable Record Date shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that:

                 (1) such direction shall not be in conflict with any rule of law or with this Indenture;

                 (2) any direction to the Trustee to undertake a Sale of the Trust Estate shall be by the Holders of Bonds representing the percentage of the Bond Balance of the Outstanding Bonds specified in
         Section 5.17(b) (1), unless Section 5.17(b) (2) is applicable; and

                 (3) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, however, that, subject to Section 6.01, the Trustee need not take any action that it determines might involve it in liability or be unjustly prejudicial to the Bondholders not consenting.

         Section 5.14     Waiver of Past Defaults.

         The Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds on the applicable Record Date may on behalf of the Holders of all the Bonds waive any past Default hereunder and its consequences, except a Default:

                 (1) in the payment of any installment of principal of, or interest on, any Bond; or

                 (2) in respect of a covenant or provision hereof that under Section 9.02 cannot be modified or amended without the consent of the Holder of each Outstanding Bond affected.

         Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         Section 5.15     Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Bond by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Bondholder, or group of Bondholders, holding in the aggregate Bonds representing more than 10% of the Bond Balance of the Outstanding Bonds, or to any suit instituted by any Bondholder for the enforcement of the payment of any installment of interest on any Bond on or after the Stated Maturity thereof expressed in such Bond or for the enforcement of the payment of any installment of principal of any Bond when due (or, in the case of any Bond called for redemption, on or after the applicable Optional Redemption Date).

         Section 5.16     Waiver of Stay or Extension Laws.

         The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension of law wherever enacted, now or at any time hereafter in force, that may affect the covenants in, or the performance of, this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.17     Sale of Trust Estate.

                 (a) The power to effect any sale (a "Sale") of any portion of the Trust Estate pursuant to Section 5.04 shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Bonds and under this Indenture with respect thereto shall have been paid. The Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale.

                 (b) To the extent permitted by law, the Trustee shall not in any private Sale sell or otherwise dispose of the Trust Estate, or any portion thereof, unless:

                          (1) the Holders of Bonds representing not less than 50% of the Bond Balance of the Bonds then Outstanding consent to or direct the Trustee to make such Sale; or

                          (2) the proceeds of such Sale would be not less than the entire amount that would be distributable to the Holders of the Bonds, in full payment thereof in accordance with Section 5.07, on the Payment Date next succeeding the date of such Sale.

                 The purchase by the Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or disposition thereof for purposes of this Section 5.17(b).

                 (c) Unless the Holders of all Outstanding Bonds have otherwise consented or directed the Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.17 has not been established by the Trustee and no Person bids an amount equal to or greater than such amount, the Trustee shall prevent such sale and bid an amount at least $1.00 more than the highest other bid in order to preserve the Trust Estate.

                 (d) In connection with a Sale of all or any portion of the Trust Estate:

                          (1) any Holder or Holders of Bonds may bid for and purchase the property offered for Sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Bonds or claims for interest thereon in lieu of cash up to the amount that shall, upon distribution of the net proceeds of such Sale, be payable thereon, and such Bonds, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

                          (2) the Trustee may bid for and acquire the property offered for Sale in connection with any public Sale thereof, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount that would be distributable to the Holders of the Bonds as a result of such Sale in accordance with Section 5.07 on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Bonds in order to complete any such Sale or in order for the net Sale price to be credited against such Bonds, and any property so acquired by the Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

                          (3) the Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

                          (4) the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust

                 Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

                          (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

                 (e) Notwithstanding anything in this Indenture to the contrary, if an Event of Default specified in Section 5.01(l) is the Event of Default, or one of the Events of Default, on the basis of which the Bonds have been declared due and payable, then the Trustee may, in its sole discretion, sell the Trust Estate without compliance with this Section 5.17.

         Section 5.18     Action on Bonds.

         The Trustee's right to seek and recover judgment under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Holders of Bonds shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate.

         Section 5.19 No Recourse to Other Trust Estates or Other Assets of the Issuer.

         The Trust Estate Granted to the Trustee as security for the Bonds serves as security only for the Bonds. Holders of the Bonds shall have no recourse against the trust estate granted as security for any other series of bonds issued by the Issuer, and no judgment against the Issuer for any amount due with respect to the Bonds may be enforced against either the trust estate securing any other series or any other assets of the Issuer, nor may any prejudgment lien or other attachment be sought against any such other trust estate or any other assets of the Issuer.

         Section 5.20     Application of the Trust Indenture Act.

         Pursuant to Section 316(a) of the TIA, all provisions automatically provided for in Section 316(a) are hereby expressly excluded.

                                  ARTICLE VI.
                                  THE TRUSTEE

         Section 6.01     Duties of Trustee.

                 (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (b)      Except during the continuance of an Event of Default:

                          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall, however, examine such certificates and opinions to determine whether they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                          (1) This paragraph does not limit the effect of subsection (b) of this Section 6.01;

                          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.13 or 5.17 or exercising any trust or power conferred upon the Trustee under this Indenture.

                 (d) Except with respect to duties of the Trustee prescribed by the TIA, as to which this Section 6.01(d) shall not apply, for all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section 5.01(2), 5.01(5) or 5.01(6) or any Default described in
         Section 5.01(3) or 5.01(4) unless a Responsible Officer assigned to and working in the Trustee's corporate trust department has actual knowledge thereof or unless written notice of any event that is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Bonds generally, the Issuer, the Trust Estate or this Indenture.

                 (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. In determining that such repayment or indemnity is not reasonably assured to it, the Trustee must consider not only the likelihood of repayment or indemnity by or on behalf of the Issuer but also the likelihood of repayment or indemnity from amounts payable to it from the Trust Estate pursuant to Sections 6.07 and 8.02(d).

                 (f) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section.

                 (g) Notwithstanding any extinguishment of all right, title and interest of the Issuer in and to the Trust Estate following an Event of Default and a consequent declaration of acceleration of the Maturity of the Bonds, whether such extinguishment occurs through a Sale of the Trust Estate to another Person, the acquisition of the Trust Estate by the Trustee or otherwise, the rights, powers and duties of the Trustee with respect to the Trust Estate (or the proceeds thereof) and the Bondholders and the rights of Bondholders shall continue to be governed by the terms of this Indenture.

                 (h) The Trustee shall at all times retain possession of the Mortgage Files in the State of California, except for those Mortgage Files or portions thereof, released to the Servicer pursuant to this Indenture or the Servicing Agreement.

         Section 6.02     Notice of Default.

         Within 90 days after the occurrence of any Default known to the Trustee, the Trustee shall transmit by mail to all Holders of Bonds notice of each such Default, unless such Default shall have been cured or waived; provided, however, that except in the case of a Default of the type described in Section 5.01(l), the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Bonds; and provided, further, that in the case of any Default of the character specified in Section 5.01(3) or 5.01(4) no such notice to Holders of the Bonds shall be given until at least 30 days after the occurrence thereof. Concurrently with the mailing of any such notice to the Holders of the Bonds, the Trustee shall transmit by mail a copy of such notice to the Rating Agency.

         Section 6.03     Rights of Trustee.

                 (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel reasonably satisfactory in form and substance to the Trustee. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Certificate or Opinion.

                 (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

         Section 6.04     Not Responsible for Recitals or Issuance of Bonds.

         The recitals contained herein and in the Bonds, except the certificates of authentication on the Bonds, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations with respect to the Trust Estate or as to the validity or sufficiency of this Indenture or of the Bonds. The Trustee shall not be accountable for the use or application by the Issuer of the Bonds or the proceeds thereof or any money paid to the Issuer or upon Issuer Order pursuant to the provisions hereof.

         Section 6.05     May Hold Bonds.

         The Trustee, any Agent, or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Bonds and, subject to Sections 6.08 and 6.13, may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee, Agent or such other agent.

         Section 6.06     Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by this Indenture or by law.
The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer and except to the extent of income or other gain on investments that are obligations of the Trustee, in its commercial capacity, and income or other gain actually received by the Trustee on investments, which are obligations of others.





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         Section 6.07     Compensation and Reimbursement.

         (a)     The Issuer agrees:

                 (1) to pay the Trustee Fee to the Trustee on a monthly basis, such Trustee Fee to be withdrawn from the Bond Account in accordance with the provisions hereof for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (3) to indemnify the Trustee and its agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of, or in connection with, the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

                          (i) with respect to any such claim, the Trustee shall have given the Issuer written notice thereof promptly after the Trustee shall have knowledge thereof;

                          (ii) while maintaining absolute control over its own defense, the Trustee shall cooperate and consult fully with the Issuer in preparing such defense; and

                          (iii) notwithstanding anything to the contrary in this Section 6.07(a)(3), the Issuer shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Issuer.

         (b) The Issuer may remit payment for such fees and expenses to the Trustee or, in the absence thereof, the Trustee may reimburse itself from time to time pursuant to Section 8.02(c) hereof for payments of its fees and expenses hereunder from moneys on deposit in the Bond Account.

         (c) As security for the payment obligations of the Issuer pursuant to the foregoing provisions of this Section 6.07, the Issuer hereby Grants to the Trustee a lien ranking at all times senior to the lien of the Bonds with respect to which any claim of the Trustee under this





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
Section arose and senior to all other liens, if any, upon all property and funds held or collected as part of the Trust Estate for such Bonds by the Trustee in its capacity as such. The Trustee shall not (i) exercise or enforce such senior lien in any manner, or (ii) institute any Proceeding against the Issuer for any payments, reimbursements, or indemnifications to the Trustee or to enforce such lien, in either case unless (i) the Bonds have been declared due and payable following an Event of Default pursuant to Section 5.02, (ii) such acceleration of Maturity and its consequences have not been rescinded and annulled, and (iii) moneys collected by the Trustee are being applied in accordance with Section 5.07.

         (d) Subject to the last sentence of Section 6.07(c), nothing in this Section 6.07 shall be construed to limit (except as otherwise expressly provided in subsection (c) of this Section 6.07) the exercise by the Trustee of any right or remedy permitted under the Indenture or otherwise in the event of the Issuer's failure to pay the amounts due the Trustee pursuant to this
Section 6.07.

         Section 6.08      Eligibility; Disqualification.

         Irrespective of whether this Indenture is qualified under the TIA, this Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(5). The Trustee shall always have a combined capital and surplus as stated in Section 6.09. The Trustee shall be subject to TIA Section 310(b).

         Section 6.09      Trustee's Capital and Surplus.

         The Trustee shall at all times have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding company system, the aggregate combined capital and surplus of which is at least $50,000,000; provided, however, that the Trustee's separate capital and surplus shall at all times be at least the amount required by TIA Section 310(a)(2). If the Trustee publishes annual reports of condition of the type described in TIA Section 310(a)(1), its combined capital and surplus for purposes of this Section 6.09 shall be as set forth in the latest such report. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section
6.09 and TIA Section 310(a)(2), it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         Section 6.10     Resignation and Removal; Appointment of Successor.

                 (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

                 (b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the





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
         resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (c) The Trustee may be removed at any time by Act of the Holders representing more than 50% of the Bond Balance of the Outstanding Bonds, delivered to the Trustee and to the Issuer.

                 (d)      If at any time:

                          (1) the Trustee shall have a conflicting interest prohibited by Section 6.08 and shall fail to resign or eliminate such conflicting interest in accordance with Section
                 6.08 after written request therefor by the Issuer or by any Bondholder; or

                          (2)     the Trustee shall cease to be eligible under
                 Section 6.09 or shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case, (i) the Issuer by an Issuer Order may remove the Trustee, and the Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a successor Trustee and to vest in such successor Trustee any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Indenture; provided, however, if the Issuer does not join in such appointment within fifteen (15) days after the receipt by it of a request to do so, or in case an event of default has occurred and is continuing, the Trustee may petition a court of competent jurisdiction to make such appointment, or (ii) subject to
                 Section 5.15, and, in the case of a conflicting interest as described in clause (1) above, unless the Trustee's duty to resign has been stayed as provided in TIA Section 310(b), any Bondholder who has been a bona fide Holder of a Bond for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Issuer, by an Issuer Order shall promptly appoint a successor Trustee. If within one year after such resignation, removal or incapability or the occurrence of such vacancy a successor Trustee shall be appointed by Act of the Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the





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
         Issuer or Bondholders and shall have accepted appointment in the manner hereinafter provided, any Bondholder who has been a bona fide Holder of a Bond for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Bonds. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         Section 6.11     Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. Notwithstanding the foregoing, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject nevertheless to its lien, if any, provided for in Section 6.07. Upon request of any such successor Trustee, the Issuer shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         Section 6.12 Merger, Conversion, Consolidation or Succession to Business of Trustee.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had authenticated such Bonds.





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
         Section 6.13     Preferential Collection of Claims Against Issuer.

         The Trustee (and any co-trustee or separate trustee) shall be subject to TIA Section 311(a), excluding any creditor relationship listed in TIA
Section 311(b), and a Trustee (and any co-trustee or separate trustee) who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

         Section 6.14     Co-Trustees and Separate Trustees.

         At any time or times, for the purpose of meeting the legal requirements of the TIA or of any jurisdiction in which any of the Trust Estate may at the time be located, the Issuer and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds with respect to which a co-trustee or separate trustee is being appointed, the Issuer shall for such purpose jointly with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Trust Estate, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment. All fees and expenses of any co-trustee or separate trustee shall be payable by the Issuer.

         Should any written instrument from the Issuer be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer.

         Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

                 (1) The Bonds shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised, solely by the Trustee.

                 (2) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of





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
         any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

                 (3) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuer upon the written request of the Trustee, the Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

                 (4) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder.

                 (5) Any Act of Bondholders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

         Section 6.15     Authenticating Agents.

         Upon the request of the Issuer and at the expense of the Issuer, the Trustee shall appoint an Authenticating Agent with power to act on its behalf and subject to its direction in the authentication and delivery of the Bonds designated for such authentication by the Issuer and containing provisions therein for such authentication (or with respect to which the Issuer has made other arrangements, satisfactory to the Trustee and such Authenticating Agent, for notation on the Bonds of the authority of an Authenticating Agent appointed after the initial authentication and delivery of such Bonds) in connection with transfers and exchanges under Section 2.06, as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by that Section to authenticate and deliver Bonds. For all purposes of this Indenture (other than in connection with the authentication and delivery of Bonds pursuant to Sections 2.05 and 2.11 in connection with their initial issuance and for purposes of Section 2.07), the authentication and delivery of Bonds by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication and delivery of Bonds "by the Trustee." Such Authenticating Agent shall at all times be a Person that both meets the requirements of Section 6.09 for the Trustee hereunder and has an office for presentation of Bonds in the Borough of Manhattan, City and State of New York. The Trustee shall initially be the Authenticating Agent and shall be the Bond Registrar as provided in Section 2.06. The office from which the Trustee shall perform its duties as Bond Registrar and Authenticating Agent shall be the Corporate Trust Office. Any Authenticating Agent appointed by the Trustee pursuant to the terms of this Section





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
6.15 or pursuant to the terms of any supplemental indenture shall deliver to the Trustee as a condition precedent to the effectiveness of such appointment an instrument accepting the trusts, duties and responsibilities of Authenticating Agent and of Bond Registrar or co-Bond Registrar and indemnifying the Trustee for and holding the Trustee harmless against, any loss, liability or expense (including reasonable attorneys' fees) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance, administration of the trust or exercise of authority by such Authenticating Agent, Bond Registrar or co-Bond Registrar.

         Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

         Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor Authenticating Agent, shall give written notice of such appointment to the Issuer and shall mail notice of such appointment to all Holders of Bonds.

         The Trustee agrees, subject to Section 6.01(e), to pay to any Authenticating Agent from time to time reasonable compensation for its services and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.07. The provisions of Sections 2.09, 6.04 and 6.05 shall be applicable to any Authenticating Agent.

         Section 6.16     Review of Mortgage Files.

         The Trustee agrees, for the benefit of the Holders of the Bonds, to review, within 90 days after the Closing Date, the Mortgage Files delivered to it in connection with the Grant of the Original Mortgage Loans as security for the Bonds and after completion of such review to provide a Final Certification in the form attached hereto as Exhibit D. The Trustee's review shall be limited to a determination that all documents referred to in the definition of the term Mortgage Files have been delivered with respect to each such Mortgage Loan, that all such documents have been executed, and that all such documents relate to the Original Mortgage Loans. In performing such review the Trustee may rely upon the purported genuineness and due execution of any such document and on the purported genuineness of any signature thereon. If the Trustee discovers any defect or omission in the Mortgage Files or that any document required to be delivered to it has not been delivered or that any document so delivered does not relate to any of the Original Mortgage Loans, it shall promptly notify the Issuer and the Servicer of such Mortgage Loan.





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                                  ARTICLE VII.
                         BONDHOLDERS' LISTS AND REPORTS

         SECTION 7.01 Issuer to Furnish Trustee Names and Addresses of Bondholders.

                 (a) The Issuer shall furnish or cause to be furnished to the Trustee (i) semi-annually, not less than 45 days nor more than 60 days after the Payment Date occurring closest to six months after the Closing Date and each Payment Date occurring at six-month intervals thereafter, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Bonds, and (ii) at such other times, as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Bond Registrar, no such list shall be required to be furnished.

                 (b) In addition to furnishing to the Trustee the Bondholder lists, if any, required under subsection (a), the Issuer shall also furnish all Bondholder lists, if any, required under
         Section 3.03 at the times required by said Section 3.03.

         Section 7.02     Preservation of Information; Communications to
Bondholders.

                 (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Bonds contained in the most recent list, if any, furnished to the Trustee as provided in Section 7.01 and the names and addresses of the Holders of Bonds received by the Trustee in its capacity as Bond Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

                 (b) Bondholders may communicate pursuant to TIA Section 312(b) with other Bondholders with respect to their rights under this Indenture or under the Bonds.

                 (c) The Issuer, the Trustee and the Bond Registrar shall have the protection of TIA Section 312(c).

         Section 7.03     Reports by Trustee.

                 (a) Within 60 days after ___________ of each year (the "reporting date"), commencing with the year after the issuance of the Bonds, (i) the Trustee shall mail to all Holders a brief report dated as of such reporting date that complies with TIA Section 313(a); (ii) the Trustee shall, to the extent not set forth in the Payment Date Statement pursuant to Section 2.08(d), also mail to Holders of Bonds with respect to which it has made advances, any reports with respect to such advances that are required by TIA Section 313(b)(2); and, the Trustee shall also mail to Holders of Bonds any reports required by TIA Section 313(b)(1). For purposes of the information required to be included in any such reports pursuant to TIA Sections 313(a)(2), 313(b)(1) (if applicable), or 313(b)(2), the principal amount of indenture securities outstanding on the date as of which such information is provided shall be the Bond Balance of the then Outstanding Bonds covered by the report.

                 (b)      A copy of each report required under this Section
         7.03 shall, at the time of such transmission to Holders of Bonds be filed by the Trustee with the Commission and with each securities exchange upon which the Bonds are listed. The Issuer will notify the Trustee when the Bonds are listed on any securities exchange.

         Section 7.04     Reports by Issuer.

         The Issuer (a) shall deliver to the Trustee within 15 days after the Issuer is required to file the same with the Commission copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Issuer is required to file with the Commission pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and (b) shall also comply with the other provisions of TIA Section 314(a).

                                 ARTICLE VIII.
           ACCOUNTS, PAYMENTS OF INTEREST AND PRINCIPAL, AND RELEASES

         Section 8.01     Collection of Moneys.

         Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall hold all such money and property received by it as part of the Trust Estate and shall apply it as provided in this Indenture.

         If the Trustee shall not have received a Remittance by close of business on any related Remittance Date, the Trustee shall, unless the Issuer shall have made provisions satisfactory to the Trustee for delivery to the Trustee of an amount equal to such Remittance, deliver a notice to the Issuer and the Servicer of their failure to make such Remittance and that such failure, if not remedied by [2:00 p.m. Eastern Time] on the Business Day immediately preceding the related Payment Date shall constitute an Event of Default. If the Trustee shall subsequently receive any such Remittance by [2:00 p.m. Eastern Time] on the Business Day immediately preceding the related Payment Date, such Event of Default shall not be deemed to have occurred. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee or assignee any Remittance received with respect to a Mortgage Loan after the related Remittance Date to the extent that the Issuer previously made payment or provision for payment with respect to such Remittance in accordance with this Section 8.01, and any Remittance shall not be deemed part of the Trust Estate.

         Except as otherwise expressly provided in this Indenture, if, following delivery by the Trustee of the notice described above, the Servicer shall fail to make such Remittance, the Trustee shall deliver a second notice to the Servicer and the Issuer by [9:00 a.m. Eastern Time] on the related Payment Date terminating the Servicer. Thereupon, the Trustee shall make a deposit in the Bond Account of such Remittance for such Payment Date (provided, however, that the Trustee's responsibility to make such deposit shall be limited to the Trustee's determination, in its sole discretion, that such deposit if made would be recoverable) and, pursuant to Section 8.11 hereof and Section ____ of the Servicing Agreement, assume the duties of the Servicer. In addition, if a default occurs in any other performance required under the Servicing Agreement or any Insurance Policy, the Trustee may, and upon the request of the Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds shall, take such action as may be appropriate to enforce such payment or performance including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and to proceed thereafter as provided in Article V.

         Section 8.02     Bond Account.

                 (a) On or before the Closing Date, the Issuer shall direct the Trustee in writing to open, at the Corporate Trust Office one or more accounts that shall collectively be the "Bond Account". The Trustee shall promptly deposit in the Bond Account (i) all Remittances received by it from the Servicer pursuant to the Servicing Agreement, (ii) any other funds from any deposits to be made by the Servicer pursuant to the Servicing Agreement, (iii) any amount required to be deposited in the Bond Account pursuant to Section 8.01,
         (iv) all amounts received pursuant to Section 8.04 and (v) all other amounts received for deposit in the Bond Account. All amounts that are deposited from time to time in the Bond Account, and all investments, if any, made with such moneys shall be held by the Trustee in the Bond Account as part of the Trust Estate as herein provided, subject to withdrawal by the Trustee for the purposes set forth in subsections (c) and (d) of this Section 8.02, except that the Trustee shall be entitled to all income or other gain from such investments. All funds withdrawn from the Bond Account pursuant to subsection (c) of this Section 8.02 for the purpose of making payments to the Holders of Bonds shall be applied in accordance with Section 3.03.

                 (b) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the Bond Account may be invested and reinvested by the Trustee at the Trustee's discretion in one or more Eligible Investments bearing interest or sold at discount. The Trust is not required to invest any portion of the Bond Account.





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
                 All income or other gains, if any, from investment of moneys deposited in the Bond Account shall be withdrawn and retained by the Trustee in the Bond Account immediately upon receipt, and any loss resulting from such investment shall be reimbursed to the Bond Account by the Trustee.

                 (c) Unless the Bonds have been declared due and payable pursuant to Section 5.02 and moneys collected by the Trustee are being applied in accordance with Section 5.07, amounts on deposit in the Bond Account on any Payment Date or Optional Redemption Date shall be withdrawn from the Bond Account, in the amounts required, for application as follows:

                          on any Payment Date,

                                  first, to the payment of any unpaid amount
                          due the Trustee pursuant to Section 6.07,

                                  second, to the payment of amounts then due
                          and payable, in the following order of priority, to the Trustee or Servicer in respect of Nonrecoverable Advances made by the Trustee or Servicer,

                                  third, to the payment of any installments of
                          interest then due on any Bonds,

                                  fourth, to the payment, pro rata, of any
                          installments of principal then due and payable on the then Outstanding Bonds, and fifth, to the payment of any unpaid
                          surveillance fees payable by the Issuer to the Rating Agency,

                                  sixth, to the repayment to the Trustee of any
                          amounts deposited by it pursuant to Section 8.01,

         each such amount being the amount thereof set forth in the applicable Payment Date Statement.

                 (d) On or after each Payment Date, so long as the Trustee shall have prepared a Payment Date Statement in respect of such Payment Date and (i) shall have made, or, in accordance with Section 3.03, set aside from amounts in the Bond Account an amount sufficient to make, the payment of principal of and interest on the Bonds then required to be made as indicated in such Payment Date Statement, (ii) shall have made any reimbursement required to be made to the Trustee or Servicer in respect of Nonrecoverable Advances made by the Trustee or Servicer and (iii) shall have set aside any amounts that have been deposited in the Bond Account prior to such time that





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
         represent amounts that are to be used to make payments on the Bonds on the next succeeding Payment Date, the cash balance, if any, then remaining in the Bond Account, less the amount of Remittances due with respect to the Mortgage Loans but not received during the prior Collection Period, shall be withdrawn from the Bond Account by the Trustee and shall be released from the lien of this Indenture and paid by the Trustee to the Issuer or, upon Issuer Order, to its assignee, subject to satisfaction of the following conditions:

                          (i) no Default or Event of Default shall have occurred and be continuing;

                          (ii) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent to such release specified in this subsection (d) have been satisfied; and

                          (iii) the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably satisfactory in form and substance to the Trustee to the effect that all Officers' Certificates delivered to the Trustee in connection with such release comply as to form with the requirements of this subsection (d) and all conditions precedent to such release specified in this subsection (d) have been satisfied.

         Section 8.03 General Provisions Regarding the Bond Account and Mortgage Loans.

                 (a) The Bond Account shall relate solely to the Bonds and to the Mortgage Loans, Eligible Investments and other property securing the Bonds. Funds and other property in the Bond Account shall not be commingled with any other moneys or property of the Issuer or any Affiliate thereof. Notwithstanding the foregoing, the Trustee may hold any funds or other property received or held by it as part of the Bond Account in collective accounts maintained by it in the normal course of its business and containing funds or property held by it for other Persons (which may include the Issuer or an Affiliate), provided that such accounts are under the sole control of the Trustee and the Trustee maintains adequate records indicating the ownership of all such funds or property and the portions thereof held for credit to the Bond Account.

                 (b) If any amounts are needed for disbursement from the Bond Account and sufficient uninvested funds are not available therein to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in the Bond Account.

                 (c) Subject to Section 6.01, the Trustee shall not in any way be held liable by reason of any insufficiency in the Bond Account except for losses on investments.





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
                 (d) All investments of funds in the Bond Account and all sales or investments held in the Bond Account shall, except as provided below, be made by the Trustee in its discretion in Eligible Investments.

                 (e) The Trustee shall, at all times while any Bonds are Outstanding, maintain in its possession, or in the possession of an agent whose actions with respect to such items are under the sole control of the Trustee, all certificates or other instruments, if any, evidencing any investment of funds in the Bond Account. The Trustee shall relinquish possession of such items, or direct its agent to do so, only for purposes of collecting the final payment receivable on such investment or certificate or, in connection with the sale of any investment held in the Bond Account, against delivery of the amount receivable in connection with any sale.

                 (f) The Trustee shall not invest any part of the Trust Estate in Eligible Investments that constitute uncertificated securities (as defined in Section 8-102 of the Uniform Commercial Code, as enacted in the relevant jurisdiction) or in any other book-entry securities unless it has received an Opinion of Counsel reasonably satisfactory in form and substance to the Trustee setting forth, with respect to each type of security for which authority to invest is being sought, the procedures that must be followed to maintain the lien and security interest created by this Indenture with respect to the Trust Estate.

         Section 8.04     Releases of Defective Mortgage Loans Withdrawn by
Servicer.

                 (a) If any of the representations or warranties of the Mortgage Loan Provider set forth in Sections 2(c) and 3(b) of the Mortgage Loan Conveyance Agreement was materially incorrect or otherwise misleading with respect to any Mortgage Loan as of the time made, the Issuer shall cause the Mortgage Loan Provider to either (i) within 90 days after the Issuer receives actual knowledge of such incorrectness, eliminate or otherwise cure the circumstance or condition in respect of which such representation or warranty was incorrect as of the time made, or (ii) withdraw such Mortgage Loan from the lien of this Indenture following the expiration of such 90-day period by depositing to the Bond Account an amount equal to the actual principal balance of such Mortgage Loan, plus accrued interest thereon (without consideration of any Monthly Advances) to the date of deposit.

                 (b) If the Mortgage Loan Provider shall purchase any Mortgage Loan it is required to purchase pursuant to the Mortgage Loan Conveyance Agreement and remit the purchase price therefor to the Trustee for deposit in the Bond Account on the next Servicer Reporting Date, then the Issuer shall be deemed to have complied with all requirements imposed upon it by this Section 8.04 with respect to such Mortgage Loan.





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
                 (c) The Issuer shall have the right, as to any Mortgage Loan on which four or more payments of Monthly Payments are delinquent or with respect to which title to the related Mortgaged Property has been obtained (a "Defaulted Mortgage Loan"), to treat such Mortgage Loan as having been the subject of a Full Prepayment and request the release thereof from the lien of this Indenture pursuant to Section
         8.06. In connection therewith, the Issuer shall deliver to the Trustee for deposit in the Bond Account an amount equal to the actual principal balance of such Mortgage Loan plus accrued interest thereon (without consideration of any Monthly Advances) to the date of such deposit.

         Section 8.05 Reports by Trustee to Bondholders; Access to Certain Information.

         On each Payment Date, the Trustee shall deliver the written report required by Section 2.08(d) to Bondholders of record as of the related Record Date (including the Clearing Agency, if any). Any Bondholder that does not receive information through the Clearing Agency or a Clearing Agency Participant may request that Trustee reports required to be delivered under this Indenture be mailed directly to it by written request to the Trustee (accompanied by verification of such Bondholder's ownership interest) at the Trustee's Corporate Trust Office.

         The Trustee shall make available at its Corporate Trust Office, during normal business hours, for review by any Bondholder or any person identified to the Trustee as a prospective Bondholder, originals or copies of the following items: (a) the Indenture and any amendments thereto, (b) all Payment Date Statements delivered to the Issuer since the Closing Date, (c) any Officers' Certificates and any Officers' Certificate of the Servicer delivered to the Trustee since the Closing Date as described in the Indenture, (d) any Accountants' reports delivered to the Trustee since the Closing Date as required under the Servicing Agreement, (e) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and delivered to the Trustee and (f) any and all Officers' Certificates of the Servicer and other evidence delivered to the Trustee to support the Servicer's determination that any Advance was not or, if made, would not be recoverable. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

         Section 8.06     Trust Estate Mortgage Files.

                 (a) The Trustee may, and when required by the provisions of this Indenture shall, execute such instruments or powers of attorney as are prepared and delivered to it by the Servicer to release property from the lien of this Indenture, or convey the Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Article VIII shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.





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
                 (b) Upon request of the Servicer accompanied by an Officers' Certificate to the effect that a Mortgage Loan has been the subject of a Full Prepayment (other than a prepayment pursuant to clause (ii) of the definition of "Full Prepayment") and a release in a form acceptable to the Trustee, the Trustee shall promptly release the related Mortgage Files as the Servicer may request to evidence satisfaction and discharge of such Mortgage Loan. In exchange for the release of the Mortgage Files, the Servicer shall deliver to the Trustee a trust receipt reasonably satisfactory to the Trustee and signed by an officer of the Servicer. If such Mortgage Loan shall be liquidated and the Trustee receives a certificate from the Servicer as provided above, then, upon request of the Issuer, the Trustee shall release the trust receipt to or upon the order of the Issuer.

                 (c) The Trustee shall, at such time as there are no Bonds outstanding, release all of the Trust Estate to the Issuer (other than any cash held for the payment of the Bonds pursuant to Section 3.03 or 4.02), subject, however, to the rights of the Trustee under Section 6.07.

         Section 8.07     Amendment to Servicing Agreement.

         The Trustee may, without the consent of any Holder, enter into or consent to any amendment or supplement to the Servicing Agreement for the purpose of increasing the obligations or duties of any party other than the Trustee or the Holders of the Bonds. The Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment: (i) unless the Trustee receives an Opinion of Counsel that the position of the Holders would not be materially adversely affected or (ii) if its own rights, duties or immunities would be adversely affected.

         Section 8.08 Delivery of the Mortgage Files Pursuant to Servicing Agreement.

         As is appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall deliver to the Servicer of such Mortgage the Mortgage Files for such Mortgage Loan upon receipt by the Trustee on or prior to the date such release is to be made of:

                 (a) such Officers' Certificates as are required by the Servicing Agreement; and

                 (b) a trust receipt in the form prescribed by the Servicing Agreement, executed by the Servicer, providing that the Servicer will hold or retain the Mortgage Files in trust for the benefit of the Trustee and the Holders of Bonds.

         Section 8.09     Records.

         In order to facilitate the servicing of the Mortgage Loans by the Servicer, the Issuer shall cause Servicer to retain certain records in accordance with the provisions of the Servicing Agreement and this Indenture.





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
         Section 8.10     Servicer as Agent.

         In order to facilitate the servicing of the Mortgage Loans by the Servicer of such Mortgage Loans, the Servicer of the Mortgage Loans has been appointed by the Issuer to retain, in accordance with the provisions of the Servicing Agreement and this Indenture, all Remittances on such Mortgage Loans prior to the time they are deposited into the Bond Account.

         Section 8.11     Termination of Servicer.

         If the Servicer materially breaches or fails to perform or observe any obligations or conditions in the Servicing Agreement, the Trustee may terminate the Servicer. The Trustee shall not terminate the Servicer without cause or incur any termination fee unless such action can reasonably be expected to benefit the Holders of the Bonds by increasing ultimate cash proceeds available to discharge the Bonds. If the Trustee terminates the Servicer, the Trustee shall pursuant to Section ____ of the Servicing Agreement assume the duties of the Servicer or appoint a successor servicer acceptable to the Issuer and the Rating Agency and meeting the requirements set forth in the Servicing Agreement.

         Section 8.12     Opinion of Counsel.

         The Trustee shall be entitled to receive at least five Business Days' notice of any action to be taken pursuant to Section 8.06(a) (other than in connection with releases of Mortgage Loans that were the subject of a Full Prepayment of the type described in clause (i) of the definition of the term "Full Prepayment") and 8.07, accompanied by copies of any instruments involved, and the Trustee shall be entitled to receive an Opinion of Independent Counsel, in form and substance reasonably satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.

         Section 8.13     Appointment of Custodians.

         The Trustee may, at no additional cost to the Issuer, with the consent of the Issuer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall (i) be a financial institution supervised and regulated by the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or the Federal Deposit Insurance Corporation; (ii) have combined capital and surplus of at least $10,000,000; (iii) be equipped with secure, fireproof storage facilities, and have adequate controls on access to assure the safety and security of the Mortgage Files; (iv) utilize in its custodial function employees who are knowledgeable in the handling of mortgage documents and of the functions of a mortgage document custodian; and (v) satisfy any other reasonable requirements that the Issuer may from time to time deem necessary to protect the





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
interests of Bondholders in the Mortgage Files. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder assuming the Trustee retained the Mortgage Files directly. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. If the Servicer is appointed as a Custodian in accordance with this Section 8.13, it shall fulfill its servicing and custodial duties and obligations through separate departments and, if it maintains a trust department, shall fulfill its custodial duties and obligations through such trust department.

                                  ARTICLE IX.
                            SUPPLEMENTAL INDENTURES

         Section 9.01      Supplemental Indentures Without Consent of
Bondholders.

         Without the consent of the Holders of any Bonds, the Issuer and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (1) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                 (2) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of the issuance, authentication and delivery of any Bonds, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed;

                 (3) to evidence the succession of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Bonds contained;

                 (4) to add to the covenants of the Issuer, for the benefit of the Holders of all Bonds or to surrender any right or power herein conferred upon the Issuer;

                 (5) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to amend any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the provisions of this Indenture, provided that such action shall not adversely affect in any material respect the interests of the Holders of the Bonds; and provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Holders of the Bonds if the Person requesting the





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
         amendment obtains a letter from the Rating Agency that the amendment would not result in the downgrading or withdrawal of the ratings then assigned to the Bonds;

                 (6) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly required by the TIA.

         Section 9.02     Supplemental Indentures With Consent of Bondholders.

         With the consent of the Holders of Bonds representing not less than two-thirds of the Bond Balance of all Outstanding Bonds by Act of said Holders delivered to the Issuer and the Trustee, the Issuer and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond affected thereby:

                 (1) change the Stated Maturity of the final installment of the principal of, or any installment of interest on, the Bonds or reduce the principal amount thereof, the Bond Interest Rate thereon or the Redemption Price with respect thereto, change the earliest date on which any Bond may be redeemed at the option of the Issuer, change any place of payment where, or the coin or currency in which, any Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of the payment of any installment of interest due on any Bond on or after the Stated Maturity thereof or for the enforcement of the payment of the entire remaining unpaid principal amount of any Bond on or after the Stated Maturity of the final installment of the principal thereof (or, in the case of redemption, on or after the applicable Optional Redemption Date);

                 (2) reduce the percentage of the Bond Balance of the Outstanding Bonds, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with provisions of this Indenture or Defaults hereunder and their consequences provided for in this Indenture;

                 (3)      modify any of the provisions of this Section, Section
         5.13 or Section 5.17(b), except to increase any percentage specified therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Bond affected thereby;

                 (4) modify or alter the provisions of the proviso to the definition of the term "Outstanding";





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
                 (5) permit the creation of any lien other than the lien of this Indenture with respect to any part of the Trust Estate (except for Permitted Encumbrances) or terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Bond of the security afforded by the lien of this Indenture;

                 (6) modify any of the provisions of this Indenture in such manner as to affect the calculation of the Debt Service Requirement for any Payment Date (including the calculation of any of the individual components of such Debt Service Requirement) or to affect rights of the Holders of the Bonds to the benefits of any provisions for the mandatory redemption of Bonds contained herein; or

                 (7) incur any indebtedness, other than the Bonds, for which the timing or amount of the payments on such indebtedness are in part determined by the timing or amount of payments or projected payments on assets in the Trust Estate or that would cause the Issuer or the Trust Estate to be treated as a "taxable mortgage pool" within the meaning of Code Section 7701(i).

         The Trustee may in its discretion determine whether or not any Bonds would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Bonds, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

         It shall not be necessary for any Act of Bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Trustee shall mail to the Holders of the Bonds to which such supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         Section 9.03      Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.





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         Section 9.04      Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds to which such supplemental indenture relates that have theretofore been or thereafter are authenticated and delivered hereunder shall be bound thereby.

         Section 9.05      Conformity With Trust Indenture Act.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

         Section 9.06      Reference in Bonds to Supplemental Indentures.

         Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Bonds so modified as to conform, in the opinion of Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Bonds.

         Section 9.07      Amendments to Governing Documents.

         The Trustee shall, upon Issuer Request, consent to any proposed amendment to the Issuer's governing documents, or an amendment to or waiver of any provision of any other document relating to the Issuer's governing documents, such consent to be given without the necessity of obtaining the consent of the Holders of any Bonds upon receipt by the Trustee of:

                 (i) an Opinion of Independent Counsel to the effect that such amendment or waiver will not adversely affect the interests of the Holders of the Bonds and that all conditions precedent to such consent specified in this Section 9.07 have been satisfied;

                 (ii) an Officers' Certificate, to which such proposed amendment or waiver shall be attached, stating that such attached copy is a true copy of the proposed amendment or waiver and that all conditions precedent to such consent specified in this Section 9.07 have been satisfied; and

                 (iii) written confirmation from the Rating Agency that the implementation of the proposed amendment or waiver will not adversely affect its rating of the Bonds.

         Notwithstanding the foregoing, the Trustee may decline to consent to a proposed waiver or amendment that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

         Nothing in this Section 9.07 shall be construed to require that any Person obtain the consent of the Trustee to any amendment or waiver or any provision of any document where the making of such amendment or the giving of such waiver without obtaining the consent of the Trustee is not prohibited by this Indenture or by the terms of the document that is the subject of the proposed amendment or waiver.

                                   ARTICLE X.
                              REDEMPTION OF BONDS

         Section 10.01    Redemption.

                 (a) All the Bonds may be redeemed in whole, but not in part, at the option of the Issuer, on each Optional Redemption Date at the Redemption Price provided, however, that funds in an amount equal to the Redemption Price must have been deposited with the Trustee prior to the Trustee's giving notice of such redemption pursuant to
         Section 10.02 or the Issuer shall have complied with the requirements for satisfaction and discharge of the Bonds specified in Section 4.01. If the Issuer shall elect to redeem the Bonds pursuant to this Section 10.01, it shall furnish notice of such election to the Trustee not later than thirty (30) days prior to the Payment Date selected for such redemption, whereupon all such Bonds shall be due and payable on such Payment Date upon the furnishing of a notice pursuant to Section
         10.02 to each Holder of such Bonds.

                 (b) Upon receipt of the notice from Issuer of its election to redeem the Bonds pursuant to Section 10.01(a), the Trustee shall prepare and deliver to the Issuer, no later than the related Optional Redemption Date, a Payment Date Statement stating therein that it has determined that the conditions to redemption at the option of the Issuer have been satisfied and setting forth the amount, if any, to be withdrawn from the Bond Account and paid to the Servicer as reimbursement for Nonrecoverable Advances and such other information as may be required to accomplish such redemption.

         Section 10.02     Form of Redemption Notice.

         Notice of redemption shall be given by the Trustee in the name of and at the expense of the Issuer by first class mail, postage prepaid, mailed not less than ten days prior to the Optional Redemption Date to each Holder of Bonds to be redeemed, such Holders being determined as of the Record Date for such Payment Date

         All notices of redemption shall state:

                 (1)      the Optional Redemption Date;

                 (2) the Redemption Price at which the Bonds of such Series will be redeemed,

                 (3) the fact of payment in full on such Bonds, the place where such Bonds are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02), and that no interest shall accrue on such Bond for any period after the date fixed for redemption.

Failure to give notice of redemption, or any defect therein, to any Holder of any Bond selected for redemption shall not impair or affect the validity of the redemption of any other Bond.

         Section 10.03     Bonds Payable on Optional Redemption.

         Notice of redemption having been given as provided in Section 10.02, the Bonds to be redeemed shall, on the applicable Optional Redemption Date, become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on such Redemption Price for any period after such Optional Redemption Date.

                                  ARTICLE XI.
                                 MISCELLANEOUS

         Section 11.01     Compliance Certificates and Opinions.

         (a) Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         (b) Every certificate, opinion or letter with respect to compliance with a condition or covenant provided for in this Indenture, including one furnished pursuant to specific requirements of this Indenture relating to a particular application or request (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include and shall be deemed to include (regardless of whether specifically stated therein) the following:

                 (1) a statement that each individual signing such certificate, opinion or letter has read such covenant or condition and the definitions herein relating thereto;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate, opinion or letter are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 11.02    Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Wherever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 6.01(b)(2).

         Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer's right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.01(d).

         Section 11.03    Acts of Bondholders.

                 (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Bondholders signing such instrument or instruments.
         Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

                 (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

                 (c)      The ownership of Bonds shall be proved by the Bond
         Register.

                 (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bonds shall bind the Holder of every Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not: notation of such action is made upon such Bonds.

         Section 11.04    Notices, etc. to Trustee and Issuer.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Bondholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                 (1) the Trustee by any Bondholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its Corporate Trust Office; or

                 (2) the Issuer by the Trustee or by any Bondholder shall be sufficient for every purpose hereunder (except as provided in Section 5.01(3) and (4)) if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at 3731 Wilshire Boulevard, Los Angeles, California 90010, or at any other address previously furnished in writing to the Trustee by the Issuer.

         Section 11.05    Notices and Reports to Bondholders; Waiver of
Notices.

         Where this Indenture provides for notice to Bondholders of any event or the mailing of any report to Bondholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Bondholder affected by such event or to whom such report is required to be mailed, at the address of such Bondholder as it appears on the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Bondholders is mailed in the manner provided above, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Bondholder shall affect the sufficiency of such notice or report with respect to other Bondholders, and any notice or report that is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Bondholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Bondholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         Section 11.06     Rules by Trustee.

         The Trustee may make reasonable rules for any meeting of Bondholders.

         Section 11.07     Conflict With Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

         Section 11.08     Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 11.09     Successors and Assigns.

         All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

         Section 11.10     Separability.

         In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 11.11     Benefits of Indenture.

         Nothing in this Indenture or in the Bonds, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any separate trustee or Co-trustee appointed under Section 6.14 and the Bondholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 11.12    Legal Holidays.

         In any case where the date of any Payment Date, Optional Redemption Date or any other date on which principal of or interest on any Bond is proposed to be paid shall not be a Business Day, then (notwithstanding any other provision of the Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Optional Redemption Date or other date for the payment of principal of or interest on any Bond and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

         Section 11.13   Governing Law.

         IN VIEW OF THE FACT THAT BONDHOLDERS ARE EXPECTED TO RESIDE IN MANY STATES AND OUTSIDE THE UNITED STATES AND THE DESIRE TO ESTABLISH WITH CERTAINTY THAT THIS INDENTURE WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF A STATE HAVING A WELL-DEVELOPED BODY OF COMMERCIAL AND FINANCIAL LAW RELEVANT TO TRANSACTIONS OF THE TYPE CONTEMPLATED HEREIN, THIS INDENTURE AND EACH BOND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF [CALIFORNIA] APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

         Section 11.14   Counterparts.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 11.15   Recording of Indenture.

         This Indenture is subject to recording in any appropriate public recording offices, such recording to be effected by the Issuer and at its expense in compliance with any Opinion of Counsel delivered pursuant to Section 2.11(c) or 3.06.

         Section 11.16   Issuer Obligation.

         No recourse may be taken, directly or indirectly, against any organizer, the Issuer or the Trustee or of any predecessor or successor of the Issuer or the Trustee with respect to the Issuer's obligations with respect to the Bonds or the obligations of the Issuer or the Trustee under this Indenture or any certificate or other writing delivered in connection herewith or therewith.

         Section 11.17   Inspection.

         The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Trustee, during the Issuer's normal business hours, to examine all of books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent Accountants selected by the Trustee, and to discuss its affairs, finances and accounts with its officers, employees and Independent Accountants (and by this provision the Issuer hereby authorizes its Accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Trustee of any right under this Section
11.17 shall be borne by the Issuer.

         Section 11.18    Usury.

         The amount of interest payable or paid on any Bond under the terms of this Indenture shall be limited to an amount that shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the United States or the State of California (whichever shall permit the higher rate), that could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Bond exceeds the Highest Lawful Rate, the Issuer stipulates that such excess amount will be deemed to have been paid as a result of an error on the part of both the Trustee, acting on behalf of the Holder of such Bond, and the Issuer, and the Holder receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Issuer or the Trustee, refund the amount of such excess or, at the option of the Trustee, apply the excess to the payment of principal of such Bond, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Holders of Bonds for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Bonds.

                                     *****

                             [SIGNATURES TO FOLLOW]

         IN WITNESS WHEREOF, the Issuer and the Trustee and the have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                AAMES CAPITAL ACCEPTANCE CORP.


                                By:
                                     ----------------------------------------
                                     Name:
                                     Title:

                                   {Notarized}


                                BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                   as Trustee


                                By:
                                     ----------------------------------------
                                     Name:
                                     Title:

                                   {Notarized}

                                   SCHEDULE A

                             MORTGAGE LOAN SCHEDULE

                                   EXHIBIT A

                                  FORM OF BOND

                                  [SPECIMEN]

                                                   Series 199__-__/Facing Page 1



         UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS BOND IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF, AND THE ISSUER IS NOT OTHERWISE LIABLE FOR PAYMENTS ON THIS BOND.

         THIS BOND IS A GLOBAL BOND REPRESENTING THE OWNERSHIP OF THE ENTIRE CLASS OF SECURITIES REFERRED TO BELOW. REGISTRATION OF ANY TRANSFER OF OWNERSHIP OF THIS BOND MAY BE MADE ONLY IN WHOLE AND ONLY TO AN ENTITY THAT IS A "CLEARING CORPORATION" AS DEFINED IN SECTION 8-102(3) OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.


                         AAMES CAPITAL COMMERCIAL CORP.
                               ASSET-BACKED BONDS
                                SERIES 199__-__
                          DUE:  ____________ __, ____
                     ACCRUAL DATE:  ____________ __, 199__
                      ISSUE DATE:  ____________ __, 199__
                            Bond Interest Rate ____%

$___________________                                     CUSIP NO. ___________
                                                        CERTIFICATE NUMBER 001

         AAMES CAPITAL COMMERCIAL CORP., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received hereby promises to pay to CEDE & CO. or registered assigns, solely from proceeds of the Trust Estate as provided in the Indenture, the principal sum of _____________________________

                                  [SPECIMEN]

                                                  Series 199__-__/Facing Page 2


($__________) and interest on the unpaid principal amount thereof in monthly installments on the ____________ day of each month or, if such day is not a Business Day, on the next succeeding Business Day (each a "Payment Date"), commencing in _____________ and ending on or before _________________ (the "Stated Maturity" of such final installment of principal), each such installment to be in the amount of (i) this Bond's entitlement from the Bond Principal Payment Amount on the related Payment Date, and (ii) interest (computed on the basis of a 360-day year of twelve 30-day months) accrued at the per annum rate of ____% during the related Interest Accrual Period on the Current Bond Balance, as of the Determination Date immediately following such Interest Accrual Period.

         Capitalized terms used in this Bond shall bear the same meaning as ascribed thereto in the Indenture referred to on the reverse hereof.

         This Bond is a non-recourse obligation of the Issuer. Principal of and interest on this Bond are due and payable out of Available Funds on each Payment Date as described in the Indenture. No amounts shall be due or payable from the Issuer on any Payment Date except out of Available Funds, as described more fully on the reverse hereof.

         The principal of, and interest on, this Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Bond shall be applied as set forth in the Indenture. No interest shall accrue or be payable on any installment of principal or interest which is not paid when and as due, except as provided in the Indenture referred to on the reverse hereof.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                                  [SPECIMEN]

                                                   Series 199__-__/Facing Page 3


         IN WITNESS WHEREOF, AAMES CAPITAL ACCEPTANCE CORP. has caused this Bond to be duly executed this ____ day of ________, 199__.

                                      AAMES CAPITAL ACCEPTANCE CORP.

                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:


Attest:

By:
    --------------------------------------
    Name:
    Title:


                         CERTIFICATE OF AUTHENTICATION

This is one of the Bonds referred to in the within-mentioned Indenture.

BANKERS TRUST OF CALIFORNIA, N.A., as Trustee



By:
    ----------------------------------------------

                                  [SPECIMEN]
                                                  Series 199__-__/Reverse Page 1


         This Bond is one of a duly authorized issue of non-recourse Bonds of the Issuer, designated as its Asset-Backed Bonds, Series 199__-__ (herein called the "Bonds"), issued or to be issued under the Issuer's Indenture dated as of ________ __, 199__, (herein called the "Indenture") between the Issuer and Bankers Trust Company of California, N.A., as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee, and the Holders of the Bonds and the terms upon which the Bonds are, and are to be, authenticated and delivered.

         All terms used in this Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Bond does not purport to summarize the Indenture and reference should be made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties of the Holders of the Bonds thereunder, and the rights, duties and immunities of the Trustee.

         Payments of interest and principal, if any, on the Bonds will be made on each Payment Date, commencing in ___________ 199__ out of Available Funds on such Payment Date in the manner and in accordance with the priorities provided in the Indenture to the Holders of record on the Record Date preceding such Payment Date. The "Interest Accrual Period" with respect to a Payment Date is the one month period ending on the last day of the month preceding each Payment Date.

         The entire unpaid principal amount of the Bonds shall be due and payable, if not then previously paid, on the Stated Maturity.

         The Bonds are non-recourse obligations of the Issuer, as described in the Indenture. The Issuer shall not be liable upon the indebtedness evidenced by the Bonds except to the extent of all of the Trust Estate which constitutes security for the payment of the Bonds. All payments of principal of and interest on the Bonds shall be made only from Available Funds on each Payment Date and the Trust Estate granted as security for the Bonds. Each Holder hereof, by its acceptance of this Bond, agrees that it will have recourse solely against such Trust Estate for payments on the Bonds and that (i) the Issuer shall not otherwise be liable for any amounts payable under the Bonds and (ii) neither the Issuer nor any of its agents, officers, directors, employees or successors or assigns shall be liable for any amounts payable, or performance due, under this Bond or the Indenture (except for amounts payable solely from such Trust Estate).

         If an Event of Default as defined in the Indenture shall occur and be continuing, the Bonds may become or be declared due and payable in the manner and with the effect provided in the Indenture. Following the acceleration of the maturity of the Bonds, all amounts collected as proceeds of the Trust Estate will be applied as described in the Indenture.

                                  [SPECIMEN]
                                                  Series 199__-__/Reverse Page 2


         The Bonds are not prepayable or redeemable at the option or direction of the Issuer except that the Bonds are subject to redemption in whole, but not in part, at the option of the Issuer on any Payment Date on or after the Payment Date on which the Bond Balance is less than ___% of the initial Bond Balance. Any such redemption at the option of the Issuer shall be at a price equal to 100% of the Current Bond Balance of the Bond to be so redeemed, together with accrued interest and unpaid interest on such amount through the last day of the month preceding the month in which such optional redemption occurs.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond may be registered on the Bond Register of the Issuer, upon surrender of this Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of authorized denominations and in the same aggregate initial principal amount, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Bond, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Bond is registered (i) on any Record Date, for purposes of making payments, and (ii) on any other date for any other purpose, as the owner hereof, whether or not this Bond be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Bonds under the Indenture at any time by the Issuer with the consent of the majority of the Holders of the Bonds (with respect to the Bond Balance of all Bonds at the time Outstanding). The Indenture also contains similar provisions permitting the majority of the Holders of Bonds (with respect to the Bond Balance of the Bonds at the time Outstanding) on behalf of the Holders of all the Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder, at the time of the giving thereof, of this Bond (or any one or more Predecessor Bonds) shall be conclusive and binding upon such Holder and upon all future holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Bond. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Bonds.

         The Bonds are "Book Entry Bonds" which will be available to investors only through the book entry facilities of The Depository Trust Company, and Definitive Bonds will be available only under certain limited circumstances as described in the Indenture.

                                  [SPECIMEN]
                                                  Series 199__-__/Reverse Page 3


         AS PROVIDED IN THE INDENTURE, THIS BOND AND THE INDENTURE CREATING THE BONDS SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF [CALIFORNIA] APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

                                  [SPECIMEN]
                                                  Series 199__-__/Reverse Page 4

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM                   -    as tenants in common
TEN ENT                   -    as tenants by the entireties
JT TEN                    -    as joint tenants with right
                               of survivorship and not as tenants
                               in common
UNIF GIFT MIN ACT         -                  Custodian
                               ----------

                               ----------
                                  (Cust)
                          (Minor)

                               under Uniform Gifts to Minors Act

                               ------------------------------------------------
                                                 (State)

                   Additional abbreviations may also be used
                         though not in the above list.

                   FOR VALUE RECEIVED, the undersigned hereby
                    sell(s), assign(s) and transfer(s) unto

               PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING
               NUMBER OF ASSIGNEE
                                  -------------------------------

               --------------------------------------------------

               --------------------------------------------------
                   Please print or typewrite name and address
                     including postal zip code of assignee

the within Bond and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________ attorney to transfer said Bond on the books of the Issuer, with full power of substitution in the premises.

Dated:
       -------------------   -------------------------------------------------------------------------
                             NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever
                                     Authorized Signatory

                                   EXHIBIT B

                       MORTGAGE LOAN CONVEYANCE AGREEMENT

                                   EXHIBIT C

           LETTER OF REPRESENTATIONS TO THE DEPOSITORY TRUST COMPANY

                                   EXHIBIT D

                         TRUSTEE'S FINAL CERTIFICATION